EXECUTION VERSION AGREEMENT AND PLAN OF ACQUISITION BY AND AMONG PROASSURANCE CORPORATION, PRA PROFESSIONAL LIABILITY GROUP, INC. AND NORCAL MUTUAL INSURANCE COMPANY 43126503 v1

TABLE OF CONTENTS Page No. ARTICLE 1 DEFINITIONS ............................................................................................................2 1.1 Definition of Certain Terms; Interpretation .............................................................2 1.2 Index of Other Defined Terms .................................................................................7 ARTICLE 2 PLAN OF CONVERSION .......................................................................................12 2.1 NORCAL Plan of Conversion ...............................................................................12 2.2 Approval of the Plan of Conversion ......................................................................13 ARTICLE 3 OFFER TO PURCHASE SHARES ..........................................................................14 3.1 The Offer ................................................................................................................14 3.2 Purchase Price of NORCAL Common Stock ........................................................16 3.3 Reverse Stock Split ................................................................................................19 ARTICLE 4 THE CLOSING.........................................................................................................19 4.1 Closing ...................................................................................................................19 4.2 Exchange Agent .....................................................................................................19 4.3 Exchange Procedures .............................................................................................20 4.4 Deposit of Funds ....................................................................................................22 4.5 Effective Time of the Plan of Conversion .............................................................23 4.6 Purchase of NORCAL Common Stock by PRA....................................................23 4.7 Conversion and Exchange Procedures ...................................................................24 4.8 Payment of the Contingent PRA Consideration ....................................................24 4.9 Undistributed Exchange Fund................................................................................25 4.10 Withholding ...........................................................................................................25 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NORCAL. ................................25 5.1 Corporate Organization ..........................................................................................25 5.2 Subsidiaries ............................................................................................................26 5.3 Corporate Affairs ...................................................................................................27 5.4 Capitalization .........................................................................................................27 5.5 Authority; No Violation; Consents and Approvals ................................................28 5.6 Insurance Reports...................................................................................................29 5.7 Financial Statements; Financial Reporting ............................................................31 5.8 Broker’s Fees .........................................................................................................32 5.9 Absence of Certain Changes or Events ..................................................................32 5.10 Legal Proceedings and Judgments .........................................................................33 5.11 Insurance ................................................................................................................34 5.12 Taxes and Tax Returns...........................................................................................34 5.13 Employee Plans; Labor Matters .............................................................................36 i 43126503 v1

| | | |
|---|---|---|
| 5.14 | Employees | 40 |
| 5.15 | Compliance with Applicable Law | 41 |
| 5.16 | Certain Contracts | 43 |
| 5.17 | Investments and Interest Rate Risk Management Instruments | 44 |
| 5.18 | Intellectual Property/Social Media | 45 |
| 5.19 | Real Property; Environmental Liability | 46 |
| 5.20 | Personal Property | 48 |
| 5.21 | Insurance Matters | 48 |
| 5.22 | No Investment Company | 52 |
| 5.23 | Privacy and Data Security | 52 |
| 5.24 | Non-Reliance | 54 |
| ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PRA | | 54 |
| 6.1 | Corporate Organization | 55 |
| 6.2 | Authority; No Violation; Consents and Approvals. | 55 |
| 6.3 | SEC Reports; Financial Statements | 56 |
| 6.4 | Broker's Fees | 58 |
| 6.5 | Absence of Certain Changes or Events | 58 |
| 6.6 | Compliance with Applicable Law | 58 |
| 6.7 | Financial Ability | 59 |
| ARTICLE 7 COVENANTS | | 59 |
| 7.1 | Conduct of Businesses of NORCAL Prior to the Purchase Effective Time | 59 |
| 7.2 | NORCAL Forbearances | 60 |
| 7.3 | PRA Forbearances | 62 |
| 7.4 | NORCAL Subsidiaries, Directors and Officers | 62 |
| ARTICLE 8 ADDITIONAL AGREEMENTS | | 62 |
| 8.1 | Regulatory Matters | 63 |
| 8.2 | Access to Information; Financial Reporting | 66 |
| 8.3 | Special Meeting of, and Recommendation to, Eligible Policyholders | 68 |
| 8.4 | Exemption from Registration of NORCAL Common Stock | 69 |
| 8.5 | Closing Date Disclosure Schedule | 69 |
| 8.6 | Additional Agreements | 69 |
| 8.7 | Negotiations with Other Parties | 70 |
| 8.8 | Directors' and Officers' Indemnification and Insurance | 71 |
| 8.9 | [Reserved] | 72 |
| 8.10 | Employee Plans | 72 |
| 8.11 | ProAssurance Board of Directors | 75 |
| ARTICLE 9 CONDITIONS PRECEDENT | | 75 |
| 9.1 | Conditions to Each Party's Obligation | 75 |

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9.2 Conditions to Obligation of PRA ...........................................................................76 9.3 Conditions to Obligation of NORCAL ..................................................................77 ARTICLE 10 TERMINATION AND AMENDMENT ................................................................77 10.1 Termination ............................................................................................................77 10.2 Effect of Termination .............................................................................................79 10.3 Amendment ............................................................................................................79 10.4 Extension; Waiver ..................................................................................................79 10.5 Liquidated Damages; Termination Fee ..................................................................80 ARTICLE 11 GENERAL PROVISIONS .....................................................................................80 11.1 Non-survival of Representations, Warranties and Agreements .............................80 11.2 Expenses ................................................................................................................80 11.3 Notices ...................................................................................................................81 11.4 Further Assurances.................................................................................................82 11.5 Assignment; No Third Party Beneficiaries ............................................................82 11.6 Presumptions ..........................................................................................................82 11.7 Exhibits and Schedules ..........................................................................................82 11.8 Interpretation ..........................................................................................................82 11.9 Counterparts ...........................................................................................................83 11.10 Entire Agreement ...................................................................................................83 11.11 Governing Law; Submission to Jurisdiction ..........................................................83 11.12 Severability ............................................................................................................84 11.13 Publicity .................................................................................................................84 11.14 Specific Performance .............................................................................................84 iii 43126503 v1

AGREEMENT AND PLAN OF ACQUISITION THIS AGREEMENT AND PLAN OF ACQUISITION (the “Agreement”), dated as of February 20, 2020, by and among PROASSURANCE CORPORATION, a Delaware corporation (“ProAssurance”), PRA PROFESSIONAL LIABILITY GROUP, INC., a Delaware corporation (“PRA Professional”, and together with ProAssurance, collectively, “PRA”) and NORCAL MUTUAL INSURANCE COMPANY, a California mutual insurance company (“NORCAL”). WITNESSETH: WHEREAS, ProAssurance is an insurance holding company that provides, through insurance subsidiaries, professional liability insurance, liability insurance for medical technology and life sciences risk and workers’ compensation insurance and PRA Professional is a wholly owned subsidiary of ProAssurance that serves as a holding company for ProAssurance’s insurance subsidiaries that provide professional liability insurance; WHEREAS, NORCAL is a mutual insurance company that provides, directly and through its subsidiaries, medical professional liability insurance throughout the United States; WHEREAS, the Board of Directors of NORCAL (“NORCAL Board”) has, by at least two-thirds of the NORCAL Board, adopted the Plan of Conversion (as defined in Section 2.1 below), pursuant to which NORCAL will be converted (the “Conversion”) from a mutual insurance company to a stock insurance company and renamed NORCAL Insurance Company (“NORCAL INC.”) pursuant to Section 4097 et seq. of the California Insurance Code (“CA Insurance Code”); WHEREAS, the Plan of Conversion provides that each of NORCAL’s Policyholders has the right to elect to receive in the Conversion (i) a contribution certificate, (ii) cash, or (iii) shares of common stock of NORCAL INC. in exchange for their membership interests as policyholders of NORCAL, in accordance with and subject to the terms and conditions of this Agreement and the Plan of Conversion; WHEREAS, PRA desires to acquire control of NORCAL INC. on the terms and subject to the conditions set forth in this Agreement; WHEREAS, in furtherance thereof and pursuant to this Agreement, ProAssurance has agreed to cause PRA Professional to offer to purchase all of the outstanding shares of NORCAL Common Stock immediately after the Conversion for the PRA Consideration on the terms and subject to the conditions set forth in this Agreement; and WHEREAS, the Board of Directors of ProAssurance (the “PRA Board”) has determined that it is in the best interests of PRA for PRA to acquire NORCAL through the transactions provided for in this Agreement and the NORCAL Board has determined that it is in the best interests of NORCAL and its policyholders for PRA to acquire NORCAL through the transactions provided for in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, representations, 1 43126503 v1 warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows: ARTICLE 1 DEFINITIONS 1.1 Definition of Certain Terms; Interpretation. The terms defined in this Section 1.1, whenever used in this Agreement (including in the NORCAL Disclosure Schedule or the PRA Disclosure Schedule), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). The following terms, as used in this Agreement, have the meanings that follow: “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, proceeding, litigation, citation, summons or subpoena (whether civil, criminal, administrative or regulatory) whether at law or in equity. “Adoption Date” means February 18, 2020. “Affiliate” means with respect to any specified Person, any other Person that at the time of determination directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person. “Applicable Law” means all laws, published rules, statutes, regulations, codes and judgments, injunctions, orders, decrees, licenses, permits and all other binding requirements of Governmental Authorities applicable to the Person, place and situation in question. “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are required or authorized by law or executive order to be closed. “Code” means the United States Internal Revenue Code of 1986, as amended. “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “Conversion Statutes” means the provisions of CA Insurance Code Section 4097 et seq. applicable to the conversion of a mutual insurance company to a stock insurance company, but excluding the provisions applicable to the organization of a mutual holding company. “Eligible Policyholder” means, at any time prior to the Closing Date, a person who is a Policyholder on the Adoption Date and, at any time on or after the Closing Date, a person who is a Policyholder on both the Adoption Date and the Closing Date. For the avoidance of doubt, a person who is a Policyholder on the Adoption Date and who terminates or non-renews his, her or 2 43126503 v1 its Policy (as defined in the Plan of Conversion) prior to the Closing Date will not be an Eligible Policyholder and will not be entitled to receive Conversion Consideration even if such person timely submits an election to receive the Conversion Consideration pursuant to the Plan of Conversion. “Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA; any employment, severance or similar service agreement, plan, arrangement or policy; any other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental or vision benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, insurance or medical benefits); or any loan; in each case including plans or arrangements, both written and oral, covering or extended to any current or former director, officer, manager, employee or independent contractor. “Environmental Laws” means any federal, state, local or foreign law (including common law) treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or binding governmental restriction or requirement relating to protection of the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials. “Environmental Permits” means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of such Person’s Subsidiaries, as currently conducted. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means any Person that, together with NORCAL, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Governmental Authority” means any United States federal, state or local or any supra- national or non-U.S. governmental, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body. “Insurance Laws” means all Applicable Laws applicable to the business of insurance and the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators. “Insurance Regulators” means all Governmental Authorities regulating the business of insurance under the Insurance Laws. 3 43126503 v1

“Intellectual Property” means all trademarks, service marks, logos, domain names, corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software (including computer software used in insurance operations or for accounting operations), data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium). “Knowledge of NORCAL” means the actual knowledge of any person listed on Exhibit A after reasonable inquiry of such person’s direct reports. “Knowledge of PRA” means the actual knowledge of any person listed on Exhibit B after reasonable inquiry of such person’s direct reports. “Lien” means, with respect to any property or asset (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset. “Material Adverse Effect” means, with respect to NORCAL and PRA, as the case may be, a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole; provided that any adverse change or effect arising out of or resulting from or attributable to the following shall be excluded in any determination of Material Adverse Effect: (i) any circumstance, change or effect (including international events such as acts of terrorism or war) affecting generally companies operating in the medical professional liability insurance business; (ii) any circumstance, change or effect affecting generally the United States or world economy or capital, credit or financial markets generally, including changes in interest or exchange rates; (iii) changes or prospective changes in laws, rules or regulations or accounting or actuarial practices or principles or any change in the interpretation or enforcement thereof by a Governmental Authority; (iv) the execution or announcement of or the consummation of the transactions contemplated by this Agreement or the Plan of Conversion (including the adverse effect of any loss or threatened loss of, or disruption or threatened disruption in, any customer, reinsurer, policyholder, supplier, and/or vendor relationships or loss of personnel resulting from such execution, announcement or consummation); (v) actions taken or omitted by such party at the direction of, or with the prior written consent of, the other party; (vi) the effect of any action taken by the other party or its Affiliates with respect to the transactions contemplated by this Agreement; (vii) compliance with the terms of, or the taking of any action required by, this Agreement; (viii) the effect of any breach, violation or non-performance of any provision of this Agreement by the other party or its Affiliates; (ix) any action taken in connection with obtaining regulatory or third party approvals, licenses or consents or any event, change or effect resulting therefrom; (x) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of 4 43126503 v1 this Agreement; (xi) any earthquakes, hurricanes, floods or other natural disasters, acts of God, pandemics or force majeure events; (xii) any change in NORCAL’s credit rating or financial strength rating (including AM Best rating) or any failure by any party or its Affiliates to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (other than facts underlying such failure); (xiii) any deterioration in the business, financial condition (including statutory surplus) and/or prospects of any party or its Affiliates to the extent it relates to or arises out of circumstances or conditions existing as of the date of this Agreement that were known by, or disclosed to, the other party as of or prior to the date of this Agreement, including those matters set forth in the Disclosure Schedule or (xiv) any Action initiated or threatened on or after the date hereof by any policyholders of NORCAL against NORCAL, any of its Affiliates or any of their respective directors or officers arising out of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, with respect to clauses (i), (ii), (iii), (x) or (xi) above, any adverse change or effect may be taken into account in determining whether or not there has been a “Material Adverse Effect” to the extent that NORCAL or PRA, as the case may be, and its respective Subsidiaries (taken as a whole) are disproportionately affected thereby as compared to other participants in the industries or markets in which NORCAL or PRA, as the case may be, operate. “Multiemployer Plan” means a plan as defined in ERISA Section 3(37). “NORCAL Disclosure Schedule” means the disclosure schedule delivered by NORCAL to PRA on the date of this Agreement, which such disclosure schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article 5; provided, however, (i) that each exception set forth in such disclosure schedule shall be deemed disclosed for purposes of all representations and warranties if such exception shall reasonably appear from the substance of the exception to be applicable to any such representations or warranties in Article 5, and (ii) the mere inclusion of an exception in such disclosure schedule shall not be deemed an admission by NORCAL that such exception represents a material fact, event or circumstance or would result in a material adverse effect, material adverse change or Material Adverse Effect on NORCAL. “NORCAL Privacy and Data Policies” means all of NORCAL’s and the NORCAL Subsidiaries’ internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in effect as of the date hereof or that have been in effect in the past three years. “Permitted Lien” means (i) any Liens included in the NORCAL Disclosure Schedules; (ii) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Actions of NORCAL or its Affiliates; (iii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business; and (iv) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over owned real property which are not violated by the current use and operation of the owned real property. “Person” means an individual, corporation, partnership (general or limited), limited liability company, association, trust or other entity or organization, including any Governmental 5 43126503 v1

Authority. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Privacy Laws. “Policyholder” means a Person who (i) holds a policy of insurance issued by NORCAL, other than a reinsurance contract or reporting endorsement and (ii) by the records of NORCAL and by its articles of incorporation or bylaws, is deemed to be a holder of a membership interest in NORCAL as of an applicable date. “PRA Disclosure Schedule” means the disclosure schedule delivered by PRA to NORCAL on the date of this Agreement, which such disclosure schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article 6; provided, however, (i) that each exception set forth in such disclosure schedule shall be deemed disclosed for purposes of all representations and warranties if such exception shall reasonably appear from the substance of the exception to be applicable to any such representations or warranties in Article 6, and (ii) the mere inclusion of an exception in such disclosure schedule shall not be deemed an admission by PRA that such exception represents a material fact, event or circumstance or would result in a material adverse effect, material adverse change or Material Adverse Effect on PRA. “Privacy Laws” means all Applicable Laws concerning the privacy, security, or Processing of Personal Information, including, as applicable, data breach notification laws, consumer protection laws, laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, and data security laws, and laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, and all other similar international, federal, state, provincial, and local laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of 6 43126503 v1

Personal Information. “Record Date Policyholder” means each Policyholder of record as of the record date for the Special Meeting as determined by the NORCAL Board in accordance with bylaws of NORCAL in effect as of the Adoption Date. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Solicitation Period” means the 30-day period commencing on the date the Exchange Agent delivers the information required by Section 4.3(c), or such longer period as the parties may agree. “Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership, other business or insurance entity or organization or other Person that is a legal entity, trust or estate (i) where such Person has the right to elect a majority of the board of directors (or a majority of another body performing similar functions) of or otherwise control or manage such corporation or other Person, whether through ownership of voting securities or interests, by exercising of contractual rights or otherwise, or (ii) of which (or in which ) more than 50% of the (a) voting capital stock of such corporation or other Person, (b) interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or controlled by such Person. “Termination Fee” means $15,000,000. 1.2 Index of Other Defined Terms. Set forth below is an index to the definitions set forth in this Agreement. Term Section Action 1.1 Actuary 3.2(b)(iii) Actuary’s Ultimate Loss Estimate 3.2(b)(iii) Acquisition Proposal 8.7(c) Adoption Date 1.1 Affiliate 1.1 After Tax Percentage 3.2(b)(i) Agreement Introduction Applicable Law 1.1 Articles of Incorporation 2.1(j) Authorized Conversion Shares 2.1(d) Business Day 1.1 Bylaws 2.1(k) CA Insurance Code Recitals Cash Distribution List 4.3(c)(ii) Cash Subscribers 2.1(g) 7 43126503 v1

Cash Subscriber Payment Amount 4.4(a)(ii) Certificate Distribution List 4.3(c)(i) Certificate of Authority 4.5 Certificate Subscribers 2.1(f) Claim 8.8(b) Closing 4.1 Closing Date 4.1 Closing Date NORCAL Disclosure Schedule 8.5 Closing Date PRA Disclosure Schedule 8.5 Code 1.1 Commissioner 2.2(a) Confidentiality Agreement 8.2(a) Contingent Consideration Exchange Fund 4.8(b) Contingent PRA Consideration 3.2(a) Continuing Employees 8.10 Contribution Certificates 2.1(e) Control 1.1 Controlled Group Liability 5.13(g) Conversion Recitals Conversion Condition 3.1(b) Conversion Consideration 4.5 Conversion Effective Time 4.5 Conversion Statute 1.1 Department 2.2(a) EDGAR 6.3(a) Election Solicitation 3.1(a) Eligible Policyholder Distribution List 4.3(a) Eligible Policyholders 2.2(b) Employee Plan 1.1 Environmental Laws 1.1 Environmental Permits 1.1 ERISA 1.1 ERISA Affiliate 1.1 Excess Amount 3.2(b) Exchange Act 1.1 Exchange Agent 4.2 Exchange Fund 4.4(b) Extended Stock Offer 3.1(a) Fixed PRA Consideration 3.2(a) Form A Filings 8.1(f) Form E Filings 8.1(f) Fractionalized Interest 2.1(c) GAAP 5.13(c) GAAP Financial Statements 8.1(c) Governmental Authority 1.1 HSR Act Report 6.2(e) 8 43126503 v1

HSR Act 3.1(d) Indemnified Parties 8.8(b) Information Statement 8.1(b) Initial Term 8.11 Insurance Contracts 5.21(a) Insurance Laws 1.1 Insurance Premium Amount 8.8(a) Insurance Regulators 1.1 Intellectual Property 1.1 IRS 5.12(a) Knowledge of NORCAL 1.1 Knowledge of PRA 1.1 Lien 1.1 Material Adverse Effect 1.1 Multiemployer Plan 1.1 Non-Electing Stock Subscriber 4.3(d) Non-Electing Stockholder Distribution List 4.3(c)(iv) NORCAL Introduction NORCAL Acquisition Event 10.5 NORCAL Actuarial Analyses 5.22(j) NORCAL Actuary or NORCAL Actuaries 5.22(j) NORCAL Appraised Value 2.1(b) NORCAL Benefit Plans 5.13(a) NORCAL Board Recitals NORCAL Committee 3.2(d) NORCAL Common Stock 2.1(d) NORCAL Contract 5.16(a) NORCAL Disclosure Schedule 1.1 NORCAL Employees 8.10 NORCAL Holding Company Act Reports 5.6(a) NORCAL INC. Recitals NORCAL Insurance Policies 5.11(a) NORCAL Insurance Subsidiaries 5.2(b) NORCAL Nominees 8.11 NORCAL Personal Property Leases 5.20(b) NORCAL Privacy and Data Policies 1.1 NORCAL Real Property 5.19(a) NORCAL Real Property Leases 5.19(a) NORCAL Recommendation Event 10.1(d) NORCAL Registered Intellectual Property 5.18(a) NORCAL Regulatory Agreement 5.15(b) NORCAL Reinsurance Treaties 5.22(h) NORCAL Reserves 5.22(i) NORCAL SAP Statements 5.7(a) NORCAL Subsidiaries 5.2(a) NORCAL’s 2020 Ultimate Losses 3.2(b)(iii) 9 43126503 v1

NORCAL/PRA Severance Plan 8.10(e) NYSE 3.1(d) Offer 3.1(a) Offer Conditions 3.1(b) Offer Expiration Time 3.1(d) Offer to Purchase 3.1(c) Organizational Documents 5.3 Outside Date 10.1(i) Per Share Offer Price 3.2(a) Permitted Lien 1.1 Person 1.1 Personal Information 1.1 Plan of Conversion 2.1 Policyholder 1.1 Post-Closing Employment Period 8.10(e) Post-Closing Severance 8.10(e) PRA Introduction PRA Balance Sheet 6.3(c) PRA Board Recitals PRA Disclosure Schedule 1.1 PRA Filed SEC Reports 6.3(a) PRA Professional Introduction PRA SEC Reports 6.3(a) PRA Consideration 3.2(a) PRA Regulatory Agreement 6.6(b) PRA Subsidiaries 6.2(e) PRA Ultimate Loss Estimate 3.2(b)(ii) Pre-Merger Notification Agencies 6.2(e) Privacy Laws 1.1 ProAssurance Introduction Processing 1.1 Proposal 2.2(b) Purchase Effective Time 4.6 Purchased Stock 4.6 Qualified Benefit Plan 5.13(c) Quarter End Report 8.2(c) Record Date Policyholder 1.1 Requisite Regulatory Approvals 5.5(a) SAP 5.7(b) SEC 1.1 Second Actuary 3.2(c) Second Actuary’s Estimate 3.2(c) Securities Act 1.1 Security Incident 5.23(d) Selling Stockholder Distribution List 4.3(e) Selling Stockholders 2.1(m) 10 43126503 v1

Social Media Terms of Use 5.18(e) Solicitation Period 1.1 SOX 6.3(a) Special Meeting 2.2(b) SRO 5.5(c) Stock Offer 3.1(a) Stock Offer Initial Expiration Time 3.1(d) Stock Subscriber 2.1(h) Subscription Price Per Share 2.1(d) Subsidiary 1.1 Supporting Documents 8.1(b) Tail Policy 8.8(a) Tax or Taxes 5.12(a) Tax Return or Tax Returns 5.12(a) Termination Fee 1.1 WARN Act 5.14(e) 11 43126503 v1

ARTICLE 2 PLAN OF CONVERSION 2.1 NORCAL Plan of Conversion. Prior to the execution of this Agreement, the NORCAL Board, by at least two-thirds of the NORCAL Board, adopted a Plan of Conversion, a copy of which has been provided to PRA (as amended or supplemented from time to time in accordance with the terms of this Agreement, the “Plan of Conversion”), which complies with the Conversion Statutes and includes or provides for the following: (a) the conversion of NORCAL from a mutual insurance company to a stock insurance company under the name of NORCAL INC. in accordance with Section 4097(a) of the CA Insurance Code such that NORCAL INC. shall be a continuation of the existence of NORCAL and treated as such pursuant to Section 4097.11(b) of the CA Insurance Code; (b) the appraised value of NORCAL of Four Hundred Forty Million Dollars ($440,000,000) (the “NORCAL Appraised Value”), as determined in accordance with the Conversion Statutes; (c) a fair, just and equitable formula for the determination of each of Policyholder’s fractionalized interest of the NORCAL Appraised Value, as determined by the NORCAL Board in accordance with the Conversion Statute (each, a “Fractionalized Interest” and, collectively, the “Fractionalized Interests”); (d) each Eligible Policyholder’s preemptive right to acquire his or her proportionate part of all of the proposed shares to be issued in a single class of voting common stock of NORCAL INC. (the “NORCAL Common Stock”), within a reasonable time period, by (i) first dividing the total number of authorized shares of NORCAL Common Stock (the “Authorized Conversion Shares”) into the NORCAL Appraised Value to determine the per share price of the NORCAL Common Stock authorized to be issued in the Conversion (the “Subscription Price Per Share”), and (ii) next, dividing the Subscription Price Per Share into the value of a Fractionalized Interest of a Policyholder, as determined under the formula described in Section 2.1(c) hereof, to determine the number of shares of NORCAL Common Stock representing the Policyholder’s preemptive right in the NORCAL Appraised Value; (e) each Policyholder’s right to receive one of the following: (i) a contribution certificate equal to 100% of such Policyholder’s Fractionalized Interest in the NORCAL Appraised Value, which shall bear interest at the rate established in CA Insurance Code Section 10489.4 for minimum standard valuation of all life insurance policies of more than twenty (20) years’ duration issued in the year, and which shall be repayable within ten (10) years following the Plan Effective Date (as defined in the Plan of Conversion) but only with the written consent of the Commissioner and only out of NORCAL’s surplus in excess of four hundred percent (400%) of NORCAL’s “Risk-based Capital” as reflected on NORCAL’s last filed “RBC Report” (collectively, the “Contribution Certificates”); (ii) an amount of cash equal to 50% of such Policyholder’s Fractionalized Interest in the NORCAL Appraised Value; or (iii) a number of shares of NORCAL Common Stock with an aggregate value (based on the Subscription Price Per Share) equal to 100% of such Policyholder’s Fractionalized Interest in the NORCAL Appraised Value; 12 43126503 v1

(f) the issuance of Contribution Certificates to Policyholders who either (i) elect to receive a Contribution Certificate or (ii) do not elect to receive a cash payment or shares of capital stock of NORCAL INC. pursuant to the Plan of Conversion (the “Certificate Subscribers”); (g) the payment of cash to Policyholders who elect to receive a cash payment as determined in accordance with Section 2.1(e) above pursuant to the Plan of Conversion (the “Cash Subscribers”); (h) the issuance of NORCAL Common Stock to Policyholders who elect to receive shares of capital stock of NORCAL INC. pursuant to the Plan of Conversion (the “Stock Subscribers”); (i) the number of shares of NORCAL Common Stock to be authorized and the Subscription Price Per Share, as determined in accordance with Section 2.1(d); (j) the adoption of the articles of incorporation for NORCAL INC. after the Conversion in substantially the form attached to the Plan of Conversion (the “Articles of Incorporation”); (k) the adoption of bylaws for NORCAL INC. after the Conversion in substantially the form attached to the Plan of Conversion (the “Bylaws”); (l) the appointment of the persons named on Exhibit C to serve as directors and officers of NORCAL INC. after the Conversion; (m) that the effectiveness of the Plan of Conversion is conditioned upon Stock Subscribers holding at least 80% of the shares of NORCAL Common Stock outstanding immediately after the Conversion electing to sell their shares of NORCAL Common Stock to PRA Professional pursuant to Section 3.1 below (such Stock Subscribers, including, for the avoidance of doubt, Certificate Subscribers and Stock Subscribers who change their election or make an election, as the case may, during the Election Solicitation, the “Selling Stockholders”); (n) that the NORCAL Common Stock issued pursuant to the Plan of Conversion shall have been offered and issued in compliance with federal and applicable state securities laws; (o) that the requirement that the conditions set forth in Section 9.1 hereof shall be satisfied as conditions to the effectiveness of the Plan of Conversion; and (p) such additional terms and provisions as are agreed upon in writing by the parties hereto and not inconsistent with the provisions set forth herein. 2.2 Approval of the Plan of Conversion. Subject to the provisions of Section 8.3 and Section 8.7 hereof: (a) As promptly as reasonably practicable after the execution and delivery of this Agreement by the parties, NORCAL shall file the Plan of Conversion with the Insurance 13 43126503 v1

Commissioner (the “Commissioner”) of the California Department of Insurance (the “Department”) in accordance with the Conversion Statute. NORCAL shall take such action as may reasonably be required to obtain approval of the Plan of Conversion by the Commissioner, in accordance with the Conversion Statute, including without limitation providing notice of the Plan of Conversion to Policyholders and the public hearing thereon, if any, and appearing at the hearing on the Plan of Conversion; provided, however, that any changes to the Plan of Conversion required by the Commissioner shall require the consent of PRA (which such consent shall not be unreasonably withheld, conditioned or delayed) and at least two-thirds of the NORCAL Board. (b) NORCAL, in accordance with the Plan of Conversion and Applicable Law (including without limitation the Conversion Statute), shall submit a proposal to the Record Date Policyholders to approve the Plan of Conversion (the “Proposal”) in accordance with Section 8.3 hereof (which proposal shall include the terms and conditions of the Offer), and shall give such notice to the Record Date Policyholders containing the date, time and place for voting on the Proposal (the “Special Meeting”) as may be required under the Conversion Statute. Subject to Section 8.7 hereof, the Proposal shall include the determination of the NORCAL Board that the Plan of Conversion is fair, just and equitable to the Policyholders and NORCAL and shall include NORCAL Board’s recommendation that the Record Date Policyholders approve the Plan of Conversion. ARTICLE 3 OFFER TO PURCHASE SHARES 3.1 The Offer. (a) Commencement of the Offer. Unless this Agreement shall have been terminated in accordance with Article 10, and subject to the other terms and conditions set forth herein and in the Plan of Conversion, (i) simultaneously with the mailing of the Information Statement, PRA shall commence an offer to purchase from the Stock Subscribers the shares of NORCAL Common Stock that will be issued to Stock Subscribers in the Conversion in exchange for the PRA Consideration calculated in accordance with Section 3.2 below (the “Stock Offer”), and (ii) immediately following receipt of the information delivered by the Exchange Agent pursuant to Section 4.3(c) hereof, in the event the Offer Condition set forth in Section 3.1(b)(ii) and/or Section 3.1(b)(iii) is not satisfied or waived by PRA as of the date the Exchange Agent delivers the information required by Section 4.3(c), PRA shall commence a solicitation of the Certificate Subscribers to change their election from a Certificate Subscriber to, or to make an election to be, as the case may be, a Stock Subscriber and then sell, and/or, if applicable, a solicitation of the Stock Subscribers to sell, shares of NORCAL Common Stock of such Stock Subscribers pursuant to the Stock Offer (the “Election Solicitation”), in which case the Stock Offer shall be extended through the end of the Solicitation Period (the “Extended Stock Offer” and together with the Stock Offer, collectively, the “Offer”). (b) Terms and Conditions of the Offer. The obligation of PRA to accept for payment and purchase the shares of NORCAL Common Stock in the Stock Offer or the Extended Stock Offer validly tendered and not validly withdrawn pursuant to the Offer shall be 14 43126503 v1 subject to: (i) consummation of the Conversion in accordance with the Plan of Conversion and the Conversion Statute (the “Conversion Condition”); (ii) the face amount of the Contribution Certificates to be issued to Eligible Policyholders in the Conversion shall not exceed $200,000,000; (iii) the holders of not less than 80% of the outstanding shares of NORCAL Common Stock to be issued in the Conversion validly tender their shares of NORCAL Common Stock for purchase pursuant to the Offer; and (iv) the satisfaction, or waiver (to the extent permitted by Law and the terms of this Agreement) of the conditions set forth in Article 9 (together with the Conversion Condition, the conditions in clauses (ii), (iii) and (iv), collectively, the “Offer Conditions”). Subject to the satisfaction or waiver by PRA of the Offer Conditions, PRA shall, and shall cause PRA Professional to, consummate the Offer in accordance with its terms and shall pay for all shares of NORCAL Common Stock so purchased as promptly as practicable after the Closing in accordance with Article 4 hereof. (c) Offer to Purchase; Adjustment of Offer Price; Waiver of Conditions. The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that describes the terms and conditions of the Offer as set forth in this Agreement, including the Offer Conditions, which terms and conditions shall comply with Section 14(e) of the Exchange Act and the rules promulgated thereunder. PRA expressly reserves the right (in its sole discretion) to waive, in whole or in part, any Offer Condition, to the extent allowed under Article 9 of this Agreement, to increase the PRA Consideration, or to make any other changes in the terms and conditions of the Offer; provided, however, that unless otherwise provided by this Agreement or as previously approved in writing by NORCAL, PRA shall not: (i) reduce the number of shares of NORCAL Common Stock subject to the Offer; (ii) reduce the PRA Consideration; (iii) add, amend or modify any Offer Condition in a manner adverse in any respect to any holders of shares of NORCAL Common Stock; (iv) except as otherwise provided in this Section 3.1, extend or otherwise change the expiration date of the Offer; (v) change the form of consideration payable in the Offer; or (vi) otherwise amend, modify, or supplement any of the terms of the Offer in a manner adverse in any respect to any holders of shares of NORCAL Common Stock. (d) Expiration of the Offer; Extension of Offer. The Stock Offer shall expire at 5:00 p.m. (Central Time) on the date that is sixty days (60) days after the initial mailing of the Information Statement (the “Stock Offer Initial Expiration Time”) or, in the event the Stock Offer Initial Expiration Time has been extended pursuant to this Agreement, including an extension through the end of the Solicitation Period pursuant to Section 3.1(a), the date and time to which the Offer has been so extended (the Stock Offer Initial Expiration Time, or such later date and time to which the Stock Offer Initial Expiration Time has been extended pursuant to this Agreement, is referred to as the “Offer Expiration Time”). Subject to Section 10.1(i), PRA shall, and shall cause PRA Professional to: (i) extend the Offer until the first Business Day following the issuance by the Commissioner of his decision and order approving the Plan of Conversion if such decision and order has not been issued prior to the sixtieth (60th) day following the initial mailing of the Information Statement; and (ii) extend the Stock Offer for any period required by Applicable Law, any interpretation or position of the SEC, the staff thereof, or the New York Stock Exchange (the “NYSE”) applicable to the Stock Offer, and until any waiting period (and any extension thereof) applicable to the consummation of the Stock Offer under the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the “HSR Act”), and any other similar Applicable Law shall have expired or been terminated; provided, however, that in no event shall PRA or PRA Professional 15 43126503 v1 be required to extend the Stock Offer at any time that PRA is permitted to terminate this Agreement pursuant to Article 10. (e) Payment. On the terms and subject to the conditions of this Agreement, PRA shall, and shall cause PRA Professional to, promptly after the Offer Expiration Time accept for payment all shares of NORCAL Common Stock validly tendered and not validly withdrawn pursuant to the Offer and promptly pay for such shares tendered pursuant to the Offer in accordance with Article 4 hereof. (f) Termination of Offer. PRA shall not terminate or withdraw the Offer prior to the applicable Offer Expiration Time without the prior written consent of NORCAL except in the event that this Agreement is terminated pursuant to Article 10. If the Offer is terminated or withdrawn by PRA in accordance with the terms of this Agreement, or this Agreement is terminated pursuant to Article 10, prior to the acceptance for payment of NORCAL Common Stock tendered in the Offer, PRA shall promptly return, and shall cause any depository acting on behalf of PRA to return, all tendered NORCAL Common Stock to the registered holders thereof. 3.2 Purchase Price of NORCAL Common Stock. (a) The aggregate purchase price for all Authorized Conversion Shares shall be the sum of the following (the “PRA Consideration”): (i) a fixed amount of $450,000,000 assuming all Policyholders are Stock Subscribers (the “Fixed PRA Consideration”) and (ii) a contingent amount of up to $150,000,000 to be determined as provided in Section 3.2(b) hereof (the “Contingent PRA Consideration”). For each share of NORCAL Common Stock issued in the Conversion, PRA agrees to pay to the holder of a share of NORCAL Common Stock cash in an amount equal to such holder’s pro rata share of each of the Fixed PRA Consideration and the Contingent PRA Consideration with such pro rata share to be determined on a per share basis by dividing the total number of Authorized Conversion Shares into the amount of each of the Fixed PRA Consideration and the Contingent PRA Consideration. The per share amount of the Fixed PRA Consideration and the Contingent PRA Consideration (the “Per Share Offer Price”) shall be payable to the Selling Stockholders in cash as provided in Article 4 hereof. For the avoidance of doubt, the Fixed PRA Consideration and Contingent PRA Consideration shall be payable only to those Eligible Policyholders who elect to receive NORCAL Common Stock in the Conversion and who tender their shares of NORCAL Common Stock to PRA pursuant to the Offer so that the total consideration paid by PRA under this Section 3.2(a) will be reduced by an amount equal to the aggregate Per Share Offer Price for the number of shares of NORCAL Common Stock that would have been issued to the Certificate Subscribers and Cash Subscribers if the Certificate Subscribers and Cash Subscribers had elected to become Stock Subscribers in the Conversion. By way of example, assuming that the total number of Authorized Conversion Shares (being the total number of shares of NORCAL Common Stock authorized to be issued in the Conversion) is 8,800,000 shares and that the total amount of the Contingent PRA Consideration is ultimately determined to be $150,000,000, the Per Share Offer Price for a share of NORCAL Common Stock pursuant to the Offer shall be $68.1818181818 which is an amount equal to the sum of (i) $51.1363636363 (determined by dividing the number of Authorized Conversion Shares (8,800,000) into the Fixed PRA Consideration ($450,000,000)); and (ii) $17.0454545454 (determined by dividing the number of Authorized Conversion Shares (1,000,000) into the 16 43126503 v1

Contingent PRA Consideration ($150,000,000)). Assuming further that only 7,040,000 shares of NORCAL Common Stock are issued to Stock Subscribers in the Conversion because Policyholders entitled to receive 1,760,000 shares of NORCAL Common Stock are Certificate Subscribers or Cash Subscribers, then the total PRA Consideration available for payment for the shares of NORCAL Common Stock issued to Stock Subscribers in the Conversion will be reduced by $120,000,000 (1,760,000 shares multiplied by the Per Share Offer Price of $68.1818181818) from $600,000,000 to $480,000,000. (b) The Contingent PRA Consideration shall be an amount equal to the product to be determined by multiplying (X) the After Tax Percentage (as defined in subparagraph (i) of this Section 3.2(b)) and (Y) the amount by which the PRA Ultimate Loss Estimate (as defined in subparagraph (ii) of this Section 3.2(b)) exceeds the Actuary’s Ultimate Loss Estimate (as defined in subparagraph (iii) of this Section 3.2(b)); provided that in the event the amount of the Actuary’s Ultimate Loss Estimate is equal to or greater than the PRA Ultimate Loss Estimate, the amount of the Contingent PRA Consideration shall be zero dollars ($0), and in no event shall the total amount of the Contingent PRA Consideration exceed $150,000,000; provided, however, that to the extent (A) the sum of the face amount of the Contribution Certificates to be issued to Eligible Policyholders in the Conversion; plus (B) the sum of the cash to be paid to Eligible Policyholders in the Conversion; plus (C) the value of the shares to be issued to Eligible Policyholders in the Conversion assuming all shares are valued at a purchase price equal to the Fixed PRA Consideration, exceeds $450,000,000 (such excess, if any, being referred to herein as the “Excess Amount”), then in such event (i) PRA shall not be obligated to make any payments of Contingent PRA Consideration hereunder until the aggregate amount of Contingent PRA Consideration exceeds the Excess Amount, in which event PRA shall only be required to pay Contingent PRA Consideration in excess of the Excess Amount; and (ii) the total possible Contingent PRA Consideration of $150,000,000 shall be reduced dollar-for-dollar by an amount equal to the Excess Amount. (i) The “After Tax Percentage” shall be the percentage determined by subtracting from one hundred percent (100%) the maximum federal income tax marginal rate for corporations for the taxable year ending December 31, 2023; provided, that to the extent any reserves of NORCAL or any NORCAL Insurance Subsidiary are released in any of the taxable years ending December 31, 2020, December 31, 2021 or December 31, 2022, then the After Tax Percentage shall be adjusted to reflect (on a proportional basis) the maximum federal income tax for corporations for the taxable year(s) in which such reserves are released. (ii) The “PRA Ultimate Loss Estimate” shall be an amount equal to the sum of (A) Three Billion Six Hundred Twenty-Seven Million Dollars ($3,627,000,000) (being an amount equal to the consolidated ultimate losses and loss adjustment expenses (allocated and unallocated) net of reinsurance as has been determined by PRA for NORCAL and its Subsidiaries for the accident years ended on or before December 31, 2018 determined in accordance with the reserve requirements, statutory accounting rules and actuarial principles applicable to NORCAL and its Subsidiaries under Applicable Law and, to the extent consistent therewith, commonly accepted actuarial and practices consistently applied in the preparation of the PRA Ultimate Loss Estimate schedule, a copy of which has been delivered to NORCAL on the date hereof); plus (B) an amount equal to 102% of the consolidated net earned premium as reported in the consolidated annual statement of NORCAL and its Subsidiaries for the year 17 43126503 v1 ending December 31, 2019; plus (C) an amount equal to 98% of the consolidated net earned premium reported in the consolidated annual statement of NORCAL and its Subsidiaries for the year ending December 31, 2020; provided that for purposes of this calculation the net earned premium amounts referenced in subsections (B) and (C) above shall exclude the effect of any adjustment related to NORCAL’s reserve for death, disability or retirement. (iii) The “Actuary’s Ultimate Loss Estimate” shall mean the amount of the best estimate of NORCAL’s 2020 Ultimate Net Loss (herein defined) for accident years ended on or before December 31, 2020, to be determined as of December 31, 2023, by an independent actuary in accordance with this Section 3.2(b)(iii). Prior to Closing, NORCAL and PRA shall select a mutually acceptable independent actuarial consultant (the “Actuary”) to conduct a reserve review of the consolidated ultimate losses and loss adjustment expenses (including both allocated and unallocated expenses) of NORCAL and its Subsidiaries. In connection with such review, the Actuary shall determine its best estimate of the consolidated ultimate losses and loss adjustment expenses (allocated and unallocated) of NORCAL and its Subsidiaries at December 31, 2020 net of reinsurance for accident years ended on or before December 31, 2020 (“NORCAL’s 2020 Ultimate Losses”). The Actuary shall conduct an actuarial review of NORCAL’s 2020 Ultimate Losses at December 31, 2023, to roll forward its estimate of NORCAL’s 2020 Ultimate Losses. All actuarial calculations shall be in accordance with the reserve requirements, statutory accounting rules and actuarial principles applicable to NORCAL and its Subsidiaries under Applicable Law and, to the extent consistent therewith, commonly accepted actuarial standards and practices consistently applied in the preparation of the PRA Ultimate Loss Estimate schedule, a copy of which has been delivered to NORCAL on the date hereof. The Actuary’s Ultimate Loss Estimate shall be an amount equal to the Actuary’s estimate of NORCAL’s 2020 Ultimate Losses at December 31, 2023, as the same may be adjusted in accordance with Section 3.2(c) hereof. (c) The determination of the Actuary’s Ultimate Loss Estimate shall be completed on or before June 30, 2024. Upon completion, the Actuary shall provide a written report to PRA and to the NORCAL Committee appointed pursuant to Section 3.2(d) hereof. PRA and the NORCAL Committee shall have a period of thirty (30) days to review the Actuary’s report on the Actuary’s Ultimate Loss Estimate. In the event that either of PRA or the NORCAL Committee disagrees with the determination of the Actuary’s Ultimate Loss Estimate, then PRA and/or the NORCAL Committee may deliver written notice of disagreement setting forth the basis of such disagreement to the other party within such thirty (30) day review period. If PRA and the NORCAL Committee are unable to resolve any disagreement within thirty (30) days of delivery of such notice of disagreement, then PRA and the NORCAL Committee shall jointly appoint a nationally recognized independent actuary (or, if PRA and the NORCAL Committee are unable to agree on such actuary, a nationally recognized independent actuary selected by the Actuary) (the “Second Actuary”) to perform an independent review to determine its best estimate of NORCAL’s 2020 Ultimate Losses at December 31, 2023 (the “Second Actuary’s Estimate”). If the loss reserve calculation embedded in the Second Actuary’s Estimate are within five percent (5%) of the loss reserve calculation embedded in the Actuary’s Ultimate Loss Estimate, then the Actuary’s Ultimate Loss Estimate as delivered by the Actuary shall be final and binding. If the loss reserve calculation embedded in the Second Actuary’s Estimate is not within five percent (5%) of the loss reserve calculation embedded in the Actuary’s Ultimate Loss Estimate, then the amount of the Actuary’s Ultimate Loss Estimate 18 43126503 v1

under Section 3.2(b)(iii) hereof shall be the average of the Actuary’s Ultimate Loss Estimate and the Second Actuary’s Estimate. The cost of the Actuary and a Second Actuary (if any) shall be paid in equal shares by PRA and by the NORCAL Committee from the Contingent PRA Consideration; provided that if there is no Contingent PRA Consideration to be paid after completion of the reviews by the Actuary and/or Second Actuary, PRA shall be solely responsible for the cost of the Actuary and the Second Actuary (if any). (d) On or before the Closing, NORCAL shall appoint a committee comprised of three individuals (the “NORCAL Committee”) to act for and on behalf of NORCAL in the appointment of the Actuary pursuant to Section 3.2(b)(iii) and to review the Actuary’s Ultimate Loss Estimate and to appoint a Second Actuary if the NORCAL Committee, in its discretion, determines to exercise the right to appoint a Second Actuary in accordance with Section 3.2(c) hereof. The NORCAL Committee shall act by a majority of its members. Any vacancy on the NORCAL Committee shall be filled by the remaining members on the Committee. The NORCAL Committee shall provide PRA notice of the names of the members of the Committee and an address at which notices to the NORCAL Committee can be delivered. The costs and expenses of the NORCAL Committee, including any amounts payable to members of the NORCAL Committee as compensation or the costs and expenses of legal, financial and other professional advisers retained by the NORCAL Committee to assist in the performance of its duties, shall reduce the Contingent PRA Consideration (if any) or be paid by NORCAL (if the Contingent PRA Consideration is determined to be $0 or is otherwise not sufficient to pay such costs and expenses). 3.3 Reverse Stock Split. Subject to the terms and provisions of this Agreement and Applicable Law, after the Closing, PRA may cause NORCAL INC. to be recapitalized through a reverse stock split of the NORCAL Common Stock or through other reorganization transactions. The consideration payable to each holder of fractional shares of NORCAL Common Stock will be an amount of PRA Consideration equal to the amount of PRA Consideration such holder would have received had such holder tendered his shares of NORCAL Common Stock to PRA in the Offer. ARTICLE 4 THE CLOSING 4.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Conversion and the Offer as contemplated by this Agreement (the “Closing”) will take place at the offices of McDermott Will & Emery LLP in San Francisco, California, at 10:00 a.m. on a date to be specified in a notice delivered by PRA, which shall be on a date no later than five (5) Business Days after the satisfaction or waiver (subject to Applicable Law) of the latest to occur of the conditions set forth in Article 9 of this Agreement, or at such other time and place as may be mutually agreed by the parties (the “Closing Date”). 4.2 Exchange Agent. PRA and NORCAL shall mutually designate a bank or other institution (the “Exchange Agent”) to act as conversion agent and paying agent in effecting the distribution and payment of the Conversion Consideration to the Policyholders and the PRA Consideration to the Selling Stockholders. NORCAL and PRA shall each be responsible for and 19 43126503 v1 pay one-half of all of the charges and expenses of the Exchange Agent associated with the effecting the distributions and payments contemplated by this Agreement. 4.3 Exchange Procedures. (a) As soon as reasonably practicable (but in any event at least five (5) Business Days) before the mailing of the Information Statement to the Eligible Policyholders, NORCAL shall provide to the Exchange Agent a list, certified by the Secretary of NORCAL, which sets forth the name, address and other information reasonably requested by the Exchange Agent of each Eligible Policyholder, the Fractionalized Interest of such Eligible Policyholder and the estimated Allocable Equity (as defined in the Plan of Conversion) of such Eligible Policyholder (the “Eligible Policyholder Distribution List”). (b) As soon as practicable after NORCAL’s delivery to the Exchange Agent of the items required to be delivered pursuant to Section 4.3(a) hereof, the Exchange Agent shall, with the mailing of the Information Statement, send to each Eligible Policyholder an election form or other form of documentation, in form and substance reasonably acceptable to NORCAL and PRA, setting forth the options such Eligible Policyholder has with respect to the Conversion as set forth in Article 9 of the Plan of Conversion, including (i) the estimated amount of cash such Eligible Policyholder shall receive if such Eligible Policyholder elects to receive cash in the Conversion, (ii) the estimated face amount of a Contribution Certificate such Eligible Policyholder shall receive if such Eligible Policyholder elects (or fails to make any election) to receive a Contribution Certificate in the Conversion, (iii) the estimated number of shares of NORCAL Common Stock that will be issued to such Eligible Policyholder in the Conversion if such Eligible Policyholder elects to receive NORCAL Common Stock, and (iv) the estimated amount of Fixed PRA Consideration payable to such Eligible Policyholder and the right to receive Contingent PRA Consideration, if any, if such Eligible Policyholder elects to tender to PRA Professional all of his, her or its shares of NORCAL Common Stock. An IRS Form W-9 will accompany the election form or other form of documentation sent to Eligible Policyholders by the Exchange Agent for an Eligible Policyholder to complete and return to the Exchange Agent if such Eligible Policyholder elects to become a Cash Subscriber or a Selling Stockholder. A letter of transmittal will accompany the election form or other form of documentation sent to Eligible Policyholders by the Exchange Agent for an Eligible Policyholder to complete and return to the Exchange Agent if such Eligible Policyholder elects to tender all of his, her or its shares of NORCAL Common Stock to PRA Professional in accordance with Article 3 hereof. Upon Exchange Agent’s receipt of a letter of transmittal, duly executed by a Stock Subscriber and such other documents as may reasonably be required by the Exchange Agent, such Stock Subscriber shall be entitled to receive in exchange for such Stock Subscriber’s NORCAL Common Stock the Fixed PRA Consideration and the Contingent PRA Consideration, if any, in accordance with Section 3.1 and Section 3.2 hereof. In the event of a transfer of ownership of shares to a person that is not listed as an Eligible Policyholder in the Eligible Policyholder Distribution List, payment may be made to a person other than the person named in the Eligible Policyholder Distribution List if the letter of transmittal is executed in proper form for transfer and the person requesting such payment shall establish ownership of the shares to the satisfaction of the Exchange Agent. No interest will be paid or will accrue on the PRA Consideration. 20 43126503 v1

(c) As soon as reasonably practicable after the Stock Offer Initial Expiration Time, the Exchange Agent shall provide NORCAL and PRA: (i) a list that sets forth the name of each Certificate Subscriber and the face amount of each Conversion Certificate to be issued to each of them as a result of the Conversion (the “Certificate Distribution List”); (ii) a list that sets forth the name of each Cash Subscriber and the amount of cash to be distributed to each of them as a result of the Conversion (the “Cash Distribution List”); (iii) a list that sets forth the name of each Selling Stockholder and the number of uncertificated shares of NORCAL Common Stock to be issued to each of them as a result of the Conversion; and (iv) a list that sets forth the name of each Non-Electing Stock Subscriber and the number of uncertificated shares of NORCAL Common Stock to be issued to each of them as a result of the Conversion (the “Non-Electing Stockholder Distribution List”). (d) As soon as practicable after the Exchange Agent’s delivery to NORCAL and PRA of the items required to be delivered pursuant to Section 4.3(c) hereof, if PRA Professional commences the Election Solicitation and/or the Extended Stock Offer, the Exchange Agent shall (i) send to each Stock Subscriber who did not elect to tender all of his, her or its shares of NORCAL Common Stock to PRA Professional in the Stock Offer (“Non-Electing Stock Subscriber”) an election form or other form of documentation, in form and substance reasonably acceptable to NORCAL and PRA, setting forth the number of shares of NORCAL Common Stock to be issued to such Non-Electing Stock Subscriber, the amount of Fixed PRA Consideration payable to such Non-Electing Stock Subscriber and the right to receive Contingent PRA Consideration, if any, if such Non-Electing Stock Subscriber changes his, her or its election to receive NORCAL Common Stock and tender all of his, her or its shares of NORCAL Common Stock, attaching an IRS Form W-9 that will accompany the election form or other form of documentation sent to Eligible Policyholders by the Exchange Agent for such Non-Electing Stock Subscriber to complete and return to the Exchange Agent if such Non-Electing Stock Subscriber elects to tender all of his, her or its shares of NORCAL Common Stock to PRA Professional in accordance with Article 3, and attaching a letter of transmittal for such Non- Electing Stock Subscriber to complete and return to the Exchange Agent if such Non-Electing Stock Subscriber elects to tender all of his, her or its shares of NORCAL Common Stock to PRA Professional in accordance with Article 3, and (ii) if PRA Professional initiates the Election Solicitation, send to each Certificate Subscriber an election form or other form of documentation, in form and substance reasonably acceptable to NORCAL and PRA, setting forth the amount of Fixed PRA Consideration payable to such Certificate Subscriber and the right to receive Contingent PRA Consideration, if any, if such Certificate Subscriber changes his, her or its election to receive NORCAL Common Stock and tenders all of his, her or its NORCAL Common Stock, and attaching an IRS Form W-9 that will accompany the election form or other form of documentation sent to Eligible Policyholders by the Exchange Agent for such Non- Electing Stock Subscriber to complete and return to the Exchange Agent if such Non-Electing Stock Subscriber elects to tender all of his, her or its shares of NORCAL Common Stock to PRA 21 43126503 v1

Professional in accordance with Article 3, and attaching a letter of transmittal for such Certificate Subscriber to complete and return to the Exchange Agent if such Certificate Subscriber elects change his, her or its election to receive NORCAL Common Stock and tender all of his, her or its NORCAL Common Stock to PRA Professional in accordance with Article 3. Upon Exchange Agent’s receipt of a letter of transmittal, duly executed by a Non-Electing Stock Subscriber or a Certificate Subscriber who has subsequently elected to be a Stock Subscriber in connection with the Election Solicitation and to tender all of his, her or its shares of NORCAL Common Stock, if applicable, and such other documents as may reasonably be required by the Exchange Agent, such Non-Electing Stock Subscriber or Certificate Subscriber who has subsequently elected to be a Stock Subscriber in connection with the Election Solicitation and to tender all of his, her or its shares of NORCAL Common Stock, as applicable, shall be entitled to receive in exchange for such Non-Electing Stock Subscriber’s or Certificate Subscriber’s NORCAL Common Stock, the Fixed PRA Consideration and the Contingent PRA Consideration, if any, in accordance with Section 3.1 and Section 3.2 hereof. In the event of a transfer of ownership of shares to a person that is not listed as a Non-Electing Stock Subscriber in the Non-Electing Stockholder Distribution List or a Certificate Subscriber who has subsequently elected to be a Stock Subscriber in connection with the Election Solicitation in the Certificate Subscription List, as applicable, payment may be made to a person other than the person named in the Non-Electing Stockholder Distribution List or Certificate Distribution List, as applicable, if the letter of transmittal is executed in proper form for transfer and the person requesting such payment shall establish ownership of the shares to the satisfaction of the Exchange Agent. No interest will be paid or will accrue on the PRA Consideration. (e) Promptly after the Offer Expiration Time, the Exchange Agent shall certify as to the number of shares of NORCAL Common Stock validly tendered and not withdrawn. If the number of shares of NORCAL Common Stock so tendered is 80% or more of the number of shares to be issued by NORCAL in the Conversion, the Exchange Agent shall provide to PRA a list which shall set forth the name and address of each Selling Stockholder who validly tendered, and did not validly withdraw, all of his, her or its shares of NORCAL Common Stock to PRA Professional pursuant to the Offer, the number of share of NORCAL Common Stock tendered to PRA Professional and the amount of the PRA Consideration payable to such Selling Stockholder (the “Selling Stockholder Distribution List”). (f) The Exchange Agent shall maintain the Selling Stockholder Distribution List until the distribution of the Contingent PRA Consideration is made to the Selling Stockholders in accordance with Section 4.8 hereof. The right to receive payment of the Contingent PRA Consideration shall not be transferable by any of the Selling Stockholders, except (i) to the personal representative or heirs of a deceased individual; or (ii) the successor to the business of a corporation or other business entity, in each case upon presentation to the Exchange Agent of documentation of such permitted transfer to the satisfaction of the Exchange Agent. The Exchange Agent shall provide a copy of the Selling Stockholder Distribution List to PRA and the NORCAL Committee upon their reasonable request. 4.4 Deposit of Funds. (a) At least three (3) Business Days prior to the Closing, NORCAL shall: 22 43126503 v1

(i) deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of PRA and the Exchange Agent), for the benefit of the Certificate Subscribers, a number of Contribution Certificates equal to the total face amount of Contribution Certificates distributable to the Certificate Subscribers upon the effectiveness of the Conversion, and (ii) deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of PRA and the Exchange Agent), for the benefit of the Cash Subscribers, an amount of cash equal to the total amount of cash distributable to the Cash Subscribers upon the effectiveness of the Conversion (the “Cash Subscriber Payment Amount”). (b) At least three (3) Business Days prior to the Closing, PRA shall deposit or cause to be deposited with the Exchange Agent (or otherwise make available to the reasonable satisfaction of NORCAL and the Exchange Agent), for the benefit of the Selling Stockholders and for exchange through the Exchange Agent, an amount of cash equal to the total amount of the Fixed PRA Consideration (such amount, together with the Cash Subscriber Payment Amount, the “Exchange Fund”). 4.5 Effective Time of the Plan of Conversion. At the Closing, NORCAL shall deliver a certified copy of the Plan of Conversion and Articles of Incorporation to the Department. Upon receipt of the certified copy of the Plan of Conversion and Articles of Incorporation, the Commissioner shall issue a new certificate of authority (the “Certificate of Authority”) for NORCAL stating the effective date of the Conversion and deliver the Articles of Incorporation to the office of the California Secretary of State for filing in accordance with CA Insurance Code Section 4097.11. The effective time of the Plan of Conversion (the “Conversion Effective Time”) shall be at such time as the Commissioner provides in the Certificate of Authority. At the Conversion Effective Time, NORCAL shall cause the Exchange Agent to issue or pay (i) the Contribution Certificates to all Certificate Subscribers in accordance with the Plan of Conversion; (ii) cash to all Cash Subscribers in accordance with the Plan of Conversion; and (iii) uncertificated shares of NORCAL Common Stock to all of the Stock Subscribers in accordance with the Plan of Conversion (collectively, the “Conversion Consideration”). The Conversion Consideration shall be payable by NORCAL by delivery of the same to the Exchange Agent. 4.6 Purchase of NORCAL Common Stock by PRA. At the Closing and immediately after the Conversion Effective Time (the “Purchase Effective Time”), PRA shall cause PRA Professional to purchase, and the Selling Stockholders shall sell, the shares of NORCAL Common Stock issued to the Selling Stockholders set forth on the Selling Stockholder Distribution List (the “Purchased Stock”) for the PRA Consideration. The purchase price of the Purchased Stock shall be payable by PRA by delivery of the Fixed PRA Consideration to the Exchange Agent as provided in Section 4.4(b) and by payment of the Contingent PRA Consideration as provided in Section 4.8 hereof. Upon the occurrence of both the Conversion Effective Time and delivery of the PRA Consideration to the Exchange Agent, the transfer of the Purchased Stock from the Selling Stockholders to PRA Professional shall be effective without any further action on the part of PRA, PRA Professional, the Selling Stockholders and NORCAL INC. shall reflect such transfer in its corporate records as of said time. 23 43126503 v1

4.7 Conversion and Exchange Procedures (a) As promptly as practicable, but in no event more than ten (10) Business Days after the Closing Date, the Exchange Agent shall distribute from the Exchange Fund: (i) to each Certificate Subscriber, a contribution certificate, in the face amount set forth on the Certificate Distribution List, as the contribution certificate required to be delivered to such Certificate Subscriber in connection with the Conversion; (ii) to each Cash Subscriber, a check or wire transfer for funds, in the amount set forth on the Cash Distribution List, as the cash payment required to be paid to such Cash Subscriber in connection with the Conversion; (iii) to each Non-Electing Stock Subscriber, a book entry registration representing the number of uncertificated shares of NORCAL Common Stock issued to such Stock Subscriber in connection with the Conversion; and (iv) to each Stock Subscriber who is a Selling Stockholder, a check or wire transfer for funds, in an amount equal to the Fixed PRA Consideration payable to such Selling Stockholder in exchange for the sale of such Selling Stockholder’s NORCAL Common Stock to PRA Professional, as set forth on the Selling Stockholder Distribution List. (b) Any other provision of this Agreement notwithstanding, neither PRA nor the Exchange Agent shall be liable to a Policyholder, Cash Subscriber, Selling Stockholder or Non-Electing Stock Subscriber for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law. 4.8 Payment of the Contingent PRA Consideration. If the Contingent PRA Consideration is due to be paid to the Selling Stockholders then the payment thereof shall be made in accordance with this Section 4.8. (a) As soon as practicable after the determination of the Actuary’s Ultimate Loss Estimate in accordance with Section 3.2 hereof, PRA shall provide the NORCAL Committee notice of the amount of the Contingent PRA Consideration, and the NORCAL Committee shall provide to PRA a list of the costs and expenses incurred pursuant to Section 3.2(d) hereof and the names and addresses of the payees of such costs and expenses. PRA shall then calculate the amount of the Contingent PRA Consideration to be paid to the Selling Stockholders after deducting payment of such costs and expenses. (b) Promptly after making the calculation required under Section 4.8(a) above, PRA shall deposit or cause to be deposited with the Exchange Agent (i) cash in an amount equal to the Contingent PRA Consideration (the “Contingent Consideration Exchange Fund”), (ii) the list of payees of costs and expenses provided to PRA by the NORCAL Committee under Section 4.8(a) above and (iii) the amount of the Contingent PRA Consideration payable to each of the Selling Stockholders. 24 43126503 v1

(c) Promptly after receipt of all of the required deliverables from PRA under Section 4.8(b) above, the Exchange Agent shall distribute from the funds deposited by or on behalf of PRA, (i) payment of costs and expenses on the list provided by the NORCAL Committee under Section 4.8(a) above; and (ii) payment of the amount of Contingent PRA Consideration to each of the Selling Stockholders in accordance with the list provided by PRA under Section 4.8(b) above. 4.9 Undistributed Exchange Fund. (a) Any portion of the Exchange Fund that remains undistributed to the Policyholders and/or Selling Stockholders for twelve (12) months after the Closing Date shall be delivered to PRA, on demand, and the Exchange Agent’s duties with respect to the Exchange Fund hereunder shall terminate. Thereafter and subject to applicable abandoned property, escheat and similar laws, each Policyholder and/or Selling Stockholder that has not yet received the distribution to which it is entitled to pursuant to this Agreement and the Plan of Conversion may contact PRA and PRA shall pay or deliver to such Policyholder and/or Selling Stockholder the consideration to which it is entitled. (b) Any portion of the Contingent Consideration Exchange Fund that remains undistributed to the Selling Stockholders for twelve (12) months after December 31, 2023 shall be delivered to PRA, on demand, and the Exchange Agent’s duties with respect to the Contingent Consideration Exchange Fund hereunder shall terminate. Thereafter and subject to applicable abandoned property, escheat and similar laws, each Selling Stockholder that has not yet received the distribution to which it is entitled to pursuant to this Agreement and the Plan of Conversion may contact PRA and PRA shall pay or deliver to such Selling Stockholder the consideration to which it is entitled. 4.10 Withholding. NORCAL, PRA and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any Policyholder and/or Selling Stockholder such amounts as NORCAL (or any Affiliate thereof), PRA (or any Affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment to such Policyholder and/or Selling Stockholder under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by NORCAL, PRA or the Exchange Agent and remitted to the proper Governmental Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to such Policyholder and/or Selling Stockholder in respect of whom such deduction and withholding were made by NORCAL, PRA or the Exchange Agent. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NORCAL. Except as set forth in the NORCAL Disclosure Schedule (including any changes to the NORCAL Disclosure Schedule that are disclosed by NORCAL to PRA in accordance with Section 8.5 of this Agreement), NORCAL represents and warrants to PRA as follows: 5.1 Corporate Organization. 25 43126503 v1

(a) NORCAL is a mutual insurance company duly organized, validly existing and in good standing under the laws of the State of California. NORCAL has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. (b) NORCAL is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NORCAL. Section 5.1(b) of the NORCAL Disclosure Schedule identifies a true, complete and correct list of (i) the type of insurance products that NORCAL is authorized or licensed to offer, (ii) the states or other jurisdictions in which NORCAL is authorized or licensed to offer such insurance products, and (iii) the licenses or authorizations held by NORCAL to offer such insurance products. NORCAL does not offer any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. All of such licenses identified in Section 5.1 of the NORCAL Disclosure Schedules are in full force and effect, and NORCAL has not received any written or, to the Knowledge of NORCAL, oral notice from any Governmental Authority regarding the actual or proposed revocation, amendment, cancellation, termination, modification, impairment, failure to renew, limitation, suspension or restriction of any such license, nor is there any proceeding or, to the Knowledge of NORCAL, investigation by a Governmental Authority pending or, to the Knowledge of NORCAL, threatened which would reasonably be expected to lead to the revocation, amendment, cancellation, termination, modification, impairment, failure to renew, limitation, suspension or restriction of any such license. 5.2 Subsidiaries. (a) Section 5.2(a) of the NORCAL Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary of NORCAL (the “NORCAL Subsidiaries”). Each NORCAL Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, and (ii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. (b) Section 5.2(b) of the NORCAL Disclosure Schedule identifies a true, complete and correct list of (i) the NORCAL Subsidiaries that conduct insurance business of any kind and in any capacity, including as an insurer, insurance agent or broker, insurance adjustor, insurance administrator, risk purchasing group or risk retention group (the “NORCAL Insurance Subsidiaries”), (ii) the states or other jurisdictions in which the NORCAL Insurance Subsidiaries are authorized or licensed to conduct such insurance business, (iii) the licenses or authorizations held by the NORCAL Insurance Subsidiaries to conduct insurance business in each of those states or other jurisdictions, and (iv) as applicable, the type of insurance products that they are authorized or licensed to offer in each such state or other jurisdiction. Except as set forth in Section 5.2(b) of the NORCAL Disclosure Schedules, no NORCAL Insurance Subsidiary offers any insurance products or conducts any insurance business in any jurisdiction where it is neither authorized nor licensed to conduct such insurance business. The business of each NORCAL Insurance Subsidiary has been and is being conducted in compliance with all of its licenses in all 26 43126503 v1 material respects. All of such licenses identified in Section 5.2(b) of the NORCAL Disclosure Schedule are in full force and effect, and NORCAL and the NORCAL Insurance Subsidiaries have not received written or, to the Knowledge of NORCAL, oral notice from any Governmental Authority regarding the actual or proposed revocation, amendment, cancellation, termination, modification, impairment, failure to renew, limitation, suspension or restriction of any such license, nor is there any proceeding or, to the Knowledge of NORCAL, investigation by any Governmental Authority pending or, to the Knowledge of NORCAL, threatened which would reasonably be expected to lead to the revocation, amendment, cancellation, termination, modification, impairment, failure to renew, limitation, suspension or restriction of any such license. Each NORCAL Subsidiary is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on NORCAL. (c) Except as set forth in Section 5.2(c) of the NORCAL Disclosure Schedule, NORCAL is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the NORCAL Subsidiaries. There are no irrevocable proxies granted by NORCAL or any NORCAL Subsidiary with respect to such shares. There are no equity securities of any of the NORCAL Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the NORCAL Subsidiaries except shares of the NORCAL Subsidiaries issued to other wholly owned NORCAL Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the NORCAL Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the NORCAL Subsidiaries described in the first sentence of this Section 5.2(c) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by NORCAL or a NORCAL Subsidiary free and clear of any and all Liens except for Permitted Liens. 5.3 Corporate Affairs. NORCAL has made available to PRA correct and complete copies of the articles of incorporation and bylaws of NORCAL and the articles of incorporation and bylaws of each of the NORCAL Subsidiaries (each as amended to date) (the “Organizational Documents”). NORCAL has made available to PRA all of the minute books containing the records of the meetings of the policyholders, the board of directors and any committee of the board of directors of NORCAL and each of the NORCAL Subsidiaries (except for confidential portions of such minutes relating to the Conversion and the transactions contemplated by this Agreement) since January 1, 2016. Subject to the immediately preceding sentence, the minute books of NORCAL and the NORCAL Subsidiaries reflect all of the material actions taken by each of their respective boards of directors (including each committee thereof) and policyholders. NORCAL has made available to PRA all of the stock ledgers of NORCAL and the NORCAL Subsidiaries. 5.4 Capitalization. 27 43126503 v1

(a) At the Conversion Effective Time, all of the shares of NORCAL Common Stock to be issued to Stock Subscribers pursuant to the Plan of Conversion will be authorized under the Articles of Incorporation. The shares of NORCAL Common Stock issued pursuant to the Plan of Conversion will constitute all of the issued and outstanding shares of capital stock of NORCAL INC., all of which will be duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement and other than as provided in this Agreement, NORCAL does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of NORCAL Common Stock or any other equity securities of NORCAL INC. or any securities representing the right to purchase or otherwise receive any shares of NORCAL Common Stock or any other equity securities of NORCAL. (b) Section 5.4(b) of the NORCAL Disclosure Schedule sets forth a complete list of (i) the officers and directors of NORCAL and each NORCAL Subsidiary, (ii) the percentage of the outstanding voting stock of each NORCAL Subsidiary owned or controlled, directly or indirectly, by NORCAL, and (iii) the percentage of the outstanding voting stock of each NORCAL Subsidiary owned or controlled, directly or indirectly, by one or more of the other Subsidiaries of NORCAL. Except as set forth in Section 5.4(b) of the NORCAL Disclosure Schedule, NORCAL does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practice. 5.5 Authority; No Violation; Consents and Approvals. (a) Subject to the receipt of all approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement as set forth on Section 5.5(a) of the NORCAL Disclosure Schedule (all such approvals and the expiration or termination of all statutory waiting periods in respect thereof being referred to in this Agreement as the “Requisite Regulatory Approvals”), NORCAL has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NORCAL and the consummation of the transactions contemplated hereby have been authorized by the NORCAL Board. Other than obtaining approval and adoption of the Plan of Conversion by at least two-thirds of the NORCAL Board, the approval and adoption of the Plan of Conversion and this Agreement by the affirmative vote of at least two-thirds of the Record Date Policyholders that actually vote, whether by ballot, in person or by proxy (provided there is a quorum as required by CA Insurance Code Section 4097.07), and any actions required to obtain all Requisite Regulatory Approvals, no other corporate proceedings on the part of NORCAL are necessary to approve the Plan of Conversion and this Agreement and to consummate the transactions contemplated by this Agreement. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by NORCAL and (assuming due authorization, execution and delivery by PRA and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of NORCAL, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity. 28 43126503 v1

(b) Neither the execution and delivery of this Agreement by NORCAL nor the consummation by NORCAL of the transactions contemplated by the Plan of Conversion and this Agreement, nor compliance by NORCAL with any of the terms or provisions of the Plan of Conversion and this Agreement, will (i) violate any provision of the Organizational Documents or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 5.5(c) of this Agreement are duly obtained, (x) violate any Applicable Law applicable to NORCAL or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of NORCAL under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, surplus debentures, deed of trust, license, lease, agreement or other instrument or obligation to which NORCAL is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (ii) above) as set forth in Section 5.5(b)(ii) of the NORCAL Disclosure Schedule, or for such violations, conflicts, breaches, terminations, cancellations, accelerations, Liens or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on NORCAL. (c) Except for (i) the Requisite Regulatory Approvals and (ii) the approval of the Plan of Conversion and the transactions contemplated by this Agreement by the requisite votes of the Record Date Policyholders, no consents or approvals of or filings or registrations with any Governmental Authority, or with any other Person by NORCAL or any NORCAL Subsidiary are necessary in connection with the execution and delivery by NORCAL of this Agreement or the consummation by NORCAL of the transactions contemplated by this Agreement, except where the failure to obtain any such consents or approvals or to make any such filings would not be material to the transaction or NORCAL and the NORCAL Subsidiaries, taken as a whole. (d) Except as provided by Section 4097.04 of the CA Insurance Code, no Policyholder of NORCAL shall have any pre-emptive rights under Applicable Law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Conversion). 5.6 Insurance Reports. (a) Since December 31, 2016 NORCAL and each NORCAL Insurance Subsidiary (i) have filed or submitted (or have filed or submitted on its behalf) with all applicable Insurance Regulators all reports, registrations, statements, documents, filings, submissions, notices and reports, together with all supplements and amendments thereto required under the Insurance Laws applicable to insurance holding companies (the “NORCAL Holding Company Act Reports”), (ii) have filed (or have had filed on its behalf) all NORCAL SAP Statements, (iii) have filed (or have had filed on its behalf) all other material reports, registrations, statements, documents, filings, submissions and notices, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws. Section 5.6(a) to the NORCAL Disclosure Schedule sets forth a list of, and NORCAL has made available to PRA, accurate and complete copies of, all NORCAL SAP 29 43126503 v1

Statements, all NORCAL Holding Company Act Reports, and all other material reports, registrations, statements, documents, filings, submissions, and notices filed by NORCAL or any of the NORCAL Insurance Subsidiaries with any Insurance Regulator for periods ending and events occurring, after December 31, 2016 and prior to the Closing Date. All such NORCAL SAP Statements, NORCAL Holding Company Act Reports and other material reports, registrations, statements, documents, filings, submissions, and notices complied in all material respects with the Insurance Laws when filed or as amended or supplemented and, as of their respective dates, contained all material information required under the Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such NORCAL SAP Statements, NORCAL Holding Company Act Reports and other material reports, registrations, statements, documents, filings, submissions, and notices. Nothing in this Section 5.6(a) shall apply to Taxes, which are covered exclusively by Section 5.12. (b) Except for normal examinations conducted by a Governmental Authority in the regular course of the business of NORCAL and its Subsidiaries, audits by taxing authorities and consumer complaints to Insurance Regulators in the ordinary course of business, and except as set forth in Section 5.6(b) of the NORCAL Disclosure Schedule, there are no proceedings, investigations, examinations (including financial, market conduct, underwriting, rating or claims examinations) or material inquiries by any Governmental Authority in progress or that have not been completed with respect to NORCAL, any NORCAL Subsidiary or any director or officer of NORCAL or any NORCAL Subsidiary, nor, to the Knowledge of NORCAL, no Governmental Authority initiated or scheduled any proceeding, examination (including financial, market conduct, underwriting, rating or claims examinations) or investigation into the business or operations of NORCAL, any NORCAL Subsidiary, or any director or officer of NORCAL or any NORCAL Subsidiary, since December 31, 2016. All material deficiencies or violations noted with respect to the examinations of NORCAL or any of the NORCAL Subsidiaries (including financial, market conduct, underwriting, rating or claims examinations) have either been resolved, are subject to ongoing negotiation for which NORCAL or the NORCAL Subsidiary, as applicable, believes is a reasonable basis to contest such findings, or are subject to a plan that has been established to resolve such deficiencies or violations, and NORCAL or the NORCAL Subsidiary, as applicable, is in material compliance with any such plan, in each case, to the reasonable satisfaction of the Governmental Authority that noted such deficiencies or violations. (c) Section 5.6(c) of the NORCAL Disclosure Schedule lists all financial and market conduct (including underwriting, rating or claims) examinations that any Insurance Regulator has conducted with respect to NORCAL or any of the NORCAL Insurance Subsidiaries since December 31, 2016. NORCAL has made available to PRA correct and complete reports issued by the applicable Insurance Regulator with respect to such examinations, including solely with respect to examination for which a final report has not yet been issued, any draft reports and correspondence with respect to such examinations. There are no regulatory examinations (including financial, market conduct, underwriting, rating or claims examinations) of NORCAL or any of the NORCAL Insurance Subsidiaries currently in process. 30 43126503 v1

(d) Except as otherwise contemplated by this Agreement, since December 31, 2016, neither NORCAL nor any NORCAL Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under Applicable Law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of NORCAL, if after the consummation thereof such Person would directly or indirectly be in control of NORCAL. 5.7 Financial Statements; Financial Reporting. (a) “NORCAL SAP Statements” means (i) the annual statutory statements of each of NORCAL and the NORCAL Insurance Subsidiaries filed with any Insurance Regulator for each of the years ended December 31, 2016, December 31, 2017 and December 31, 2018, (ii) the quarterly statutory statements of each of NORCAL and the NORCAL Insurance Subsidiaries filed with any Insurance Regulator for each quarterly period in 2019 prior to the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements. (b) All such NORCAL SAP Statements were prepared (i) in conformity with statutory accounting principles prescribed or permitted by the Insurance Regulators consistently applied (“SAP”) and (ii) in accordance with the books and records of NORCAL and the NORCAL Insurance Subsidiaries. The NORCAL SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the financial condition and results of operations of NORCAL and the NORCAL Insurance Subsidiaries for the dates and periods indicated in accordance with SAP. The annual balance sheets and income statements included in the NORCAL SAP Statements have been, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. In accordance with Section 5.7(b) of the NORCAL Disclosure Schedule, NORCAL has made available to PRA true and complete copies of all of the NORCAL SAP Statements and all audit opinions related thereto. (c) Each of NORCAL and the NORCAL Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls over financial reporting which provide reasonable assurance regarding the reliability of financial reporting. Neither the auditors nor the board of directors or audit committee of NORCAL or any NORCAL Subsidiary have been advised by their accountants with respect to the audited consolidated balance sheets of NORCAL and the NORCAL Subsidiaries as of December 31, 2018, and the related consolidated audited statements of earnings, policyholders’ equity and cash flows of NORCAL and the NORCAL Subsidiaries for the period ended December 31, 2018 of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13d-15(d) and 15d-15(d) of the Exchange Act) of NORCAL or any NORCAL Subsidiary which could materially adversely affect its ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves 31 43126503 v1 management or other employees who have a significant role in the internal controls over financial reporting of NORCAL or any NORCAL Subsidiary. (d) Except as described in Section 5.7(d) of the NORCAL Disclosure Schedule, at the dates of the aforementioned balance sheets, neither NORCAL nor any of the NORCAL Subsidiaries had any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which would be required to be disclosed in or reflected or reserved for on a balance sheet prepared in conformity with SAP, other than (i) as disclosed in or reflected or reserved against on the balance sheets described in Section 5.7(a), (ii) those liabilities and obligations incurred pursuant to contractual obligations identified in this Agreement or the NORCAL Disclosure Schedule other than liabilities or obligations due to breaches by NORCAL thereunder, (iii) liabilities incurred or to be incurred pursuant to, in connection with, or as a result of, the Plan of Conversion and the other transactions contemplated by this Agreement and (iv) those liabilities and obligations incurred in the ordinary course of business. (e) Section 5.7(e) of the NORCAL Disclosure Statement lists, and NORCAL has delivered to PRA copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) effected by NORCAL or any of the NORCAL Subsidiaries since December 31, 2016. (f) KPMG US LLP, which has expressed its opinion with respect to the financial statements of NORCAL and the NORCAL Subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements “independent” with respect to NORCAL and the NORCAL Subsidiaries within the meaning of Regulation S-X. 5.8 Broker’s Fees. Except as set forth in Section 5.8 of the NORCAL Disclosure Schedule, none of NORCAL, the NORCAL Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement. 5.9 Absence of Certain Changes or Events. (a) Since September 30, 2019, and except as set forth in Section 5.9(a) of the NORCAL Disclosure Schedule, neither NORCAL nor any of its Subsidiaries has (except as required by Applicable Law): (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of June 30, 2019, (ii) granted any stock options or severance or termination pay, entered into any contract to make or grant any stock options or severance or termination pay, or paid any bonuses, or (iii) suffered any strike, work stoppage, slowdown, or other labor disturbance. (b) Since September 30, 2019, and except as set forth in Section 5.9(b) of the NORCAL Disclosure Schedule, there has not been: (i) any material adverse change in the financial condition, assets, liabilities or business of NORCAL or any NORCAL Subsidiary; (ii) 32 43126503 v1

any material change in any method of accounting or accounting principles or practice by NORCAL or any NORCAL Subsidiary, except as required by SAP and disclosed in the notes to the unaudited financial statements of NORCAL and the NORCAL Subsidiaries; (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions (outside of the ordinary course of business) or principles of NORCAL or any NORCAL Insurance Subsidiary; (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of NORCAL or any NORCAL Subsidiary; (v) any declaration or payment of any dividends or distribution of any kind to the Policyholders of NORCAL or in respect of the capital stock of any NORCAL Subsidiary; (vi) any direct or indirect redemption, purchase or other acquisition by NORCAL or any NORCAL Insurance Subsidiary of any of the capital stock of any NORCAL Subsidiary; (vii) any discharge or cancellation, whether in part or in whole, of any indebtedness owed by NORCAL or any NORCAL Subsidiary to any Person, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business; (viii) any sale or transfer or cancellation of any of the assets, properties, or claims of NORCAL or any NORCAL Insurance Subsidiary, except in the ordinary course of business; (ix) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets of NORCAL or any NORCAL Subsidiary; (x) except as set forth in Section 5.9(b) of the NORCAL Disclosure Schedule, any material amendment to or termination of any material contract, agreement, instrument or license to which NORCAL or any NORCAL Subsidiary is a party; or (xi) any other event or condition of any character materially and adversely affecting the business or properties of NORCAL or any NORCAL Subsidiary. 5.10 Legal Proceedings and Judgments. (a) Except as set forth in Section 5.10(a) of the NORCAL Disclosure Schedule, neither NORCAL nor any NORCAL Subsidiary is a party to any, and there are no pending or, to the Knowledge of NORCAL, threatened, legal, administrative, arbitral or other inquiries, proceedings, claims (whether asserted or unasserted), actions or governmental or regulatory or applicable industry self regulatory organization (including, without limitation, the National Association of Insurance Commissioners) investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of NORCAL or any NORCAL Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by NORCAL or any NORCAL Insurance Subsidiary for which adequate claims reserves have been established in accordance with SAP and generally accepted actuarial principles) against NORCAL, any NORCAL Subsidiary, any of their respective businesses or assets, any assets of any other Person which are used in any of the business or operations of NORCAL or any NORCAL Subsidiary, any directors or officers of NORCAL or any NORCAL Subsidiary, or the transactions contemplated by this Agreement, or challenging the validity or propriety of the transactions contemplated by this Agreement, other than, in each case, as would not be material to NORCAL and the NORCAL Subsidiaries, taken as a whole. (b) Except as set forth in Section 5.10(b) of the NORCAL Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of NORCAL or any NORCAL Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by NORCAL or any NORCAL Insurance Subsidiary for which 33 43126503 v1 adequate claims reserves have been established) imposed upon NORCAL, any NORCAL Subsidiary or the assets of NORCAL or any NORCAL Subsidiary. (c) Except as set forth in Section 5.10(c) of the NORCAL Disclosure Schedule, to the Knowledge of NORCAL, since December 31, 2016 no breach of contract, breach of fiduciary duties under ERISA, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge or other claim of any nature has been asserted or threatened against NORCAL or any NORCAL Subsidiary. 5.11 Insurance. (a) Section 5.11(a) of the NORCAL Disclosure Schedule sets forth policies of general liability, fire and casualty, automobile, directors and officers, errors and omissions, fiduciary, and other forms of insurance currently maintained by NORCAL and the NORCAL Insurance Subsidiaries (the “NORCAL Insurance Policies”). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen’s compensation insurance policies), and no written or, to the Knowledge of NORCAL, oral notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of NORCAL, the activities and operations of NORCAL and the NORCAL Insurance Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. (b) No issuer of the NORCAL Insurance Policies has issued a reservation-of- rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any open claims under the NORCAL Insurance Policies, and during the last twelve (12) months no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any open claims under the NORCAL Insurance Policies. 5.12 Taxes and Tax Returns. (a) As used in this Agreement: “Tax” or “Taxes” means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, profits, franchise, license, ad valorem, profits, gains, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, stamp, occupation, premium, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, alternative or add on minimum, estimated, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon). “Tax Return” or “Tax Returns” means any and all returns, declarations, claims for refunds, reports, information returns and information statements (including, without limitation, Form 1099, Form W-2 and W-3, Form 5500, and Form 990) with respect to Taxes filed, or required to be filed, by any Person or any Subsidiary of such Person with the Internal Revenue Service (“IRS”) or any other Governmental Authority or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns). 34 43126503 v1

(b) NORCAL and the NORCAL Subsidiaries have duly filed all material Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), taking into account any valid extension of time within which to file, and have duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 5.7(a) of this Agreement. Neither NORCAL nor any NORCAL Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing an application therefor. The unpaid Taxes of NORCAL and the NORCAL Subsidiaries do not exceed the reserve for tax liability set forth on the balance sheets referenced in Section 5.7(a) of this Agreement as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of NORCAL in filing its returns. No written claim (which remains unresolved) has been made since December 31, 2016 by an authority in a jurisdiction where NORCAL or any NORCAL Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. (c) There is no claim, audit, Action, other administrative or judicial proceeding or, to the Knowledge of NORCAL, investigation now pending or, to the Knowledge of NORCAL, threatened against or with respect to NORCAL or any NORCAL Subsidiary in respect of any material Tax. NORCAL and each NORCAL Subsidiary in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party have complied with applicable tax withholding in all material respects. NORCAL and each NORCAL Subsidiary have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, shareholder or other third party as required by Applicable Law. (d) There are no Tax Liens upon any property or assets of NORCAL or its Subsidiaries except for Permitted Liens. Neither NORCAL nor any NORCAL Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by NORCAL or any NORCAL Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 5.7(a) of this Agreement, neither NORCAL nor any NORCAL Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code. Neither NORCAL nor any NORCAL Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves or customary Tax indemnifications contained in ordinary course commercial contracts with third parties that do not relate primarily to Taxes). Except as set forth in Section 5.13(d) of the NORCAL Disclosure Schedule, since January 1, 2013, neither NORCAL nor any NORCAL Subsidiary has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group in which NORCAL has been the common parent corporation. Neither NORCAL nor any NORCAL Subsidiary is liable for the Taxes of any person under Section 1.1502 6 of the Treasury Regulations (or any similar 35 43126503 v1 provision of state, local or foreign Tax law) or by contract, as a successor or otherwise (other than ordinary course commercial contracts with third parties that do not relate primarily to Taxes). During the five (5) year period ending on the date hereof, neither NORCAL nor any NORCAL Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. Neither NORCAL nor any NORCAL Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. (e) To the Knowledge of NORCAL, there is no dispute or claim concerning any tax liability of NORCAL or any NORCAL Subsidiary except as disclosed in Section 5.12(e) of the NORCAL Disclosure Schedule. Section 5.12(e) of the NORCAL Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that NORCAL or any NORCAL Subsidiary has received notice will be subject to an audit procedure. NORCAL has made available to PRA correct and complete copies of all federal income tax returns (including amendments thereto) of, all examination reports of, and statements of deficiencies assessed against or agreed to by, NORCAL or any NORCAL Subsidiary since December 31, 2016. (f) Neither NORCAL nor any NORCAL Subsidiary is a party to any employment, severance or termination agreement or other compensation arrangement (including any NORCAL Employee Plan) with any individual that obligates NORCAL or any NORCAL Subsidiary to reimburse any employee for any taxes attributable to a “parachute payment” Section 280G of the Code. 5.13 Employee Plans; Labor Matters. (a) Section 5.13(a) of the NORCAL Disclosure Schedule contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, material fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been during the preceding three (3) calendar years maintained, sponsored, contributed to, or required to be contributed to by NORCAL for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of NORCAL or any spouse or dependent of such individual, or under which NORCAL has or may have any liability, or with respect to which PRA or any of its ERISA Affiliates would reasonably be expected to have any liability, contingent or otherwise (as listed on Section 5.13(a) of the NORCAL Disclosure Schedule, each, an “NORCAL Benefit Plan”). (b) With respect to each NORCAL Benefit Plan, NORCAL has made available to PRA accurate, current and complete copies of each of the following: (i) where the NORCAL Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the NORCAL Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or 36 43126503 v1 other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications relating to any NORCAL Benefit Plan; (v) in the case of any NORCAL Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any NORCAL Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached; (vii) actuarial valuations and reports related to any NORCAL Benefit Plans with respect to the two most recently completed plan years; and (viii) copies of material written notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the NORCAL Benefit Plan. (c) Each NORCAL Benefit Plan has been established, administered and maintained in accordance with its terms and in material compliance with all Applicable Laws (including ERISA and the Code). Each NORCAL Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable, nor has such revocation or unavailability been threatened. Each such NORCAL Benefit Plan has been timely amended, as necessary, to reflect mandatory changes required by Applicable Law. Nothing has occurred with respect to any NORCAL Benefit Plan that has subjected or could reasonably be expected to subject NORCAL or, with respect to any period on or after the Closing Date, PRA or any of its ERISA Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Section 4975 of the Code. All benefits, contributions and premiums relating to each NORCAL Benefit Plan have been timely paid in material compliance with the terms of such NORCAL Benefit Plan and all Applicable Laws and accounting principles, and all benefits accrued under any unfunded NORCAL Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, generally accepted accounting principles in the United States (“GAAP”). (d) Except as set forth in Section 5.13(d) of the NORCAL Disclosure Schedules, neither NORCAL nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Applicable Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any NORCAL Benefit Plan; or (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA. 37 43126503 v1

(e) No reportable event that would require notice (either advance or post event) under Section 4043 of ERISA has occurred within the past three (3) years. (f) With respect to each NORCAL Benefit Plan (i) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); and (ii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan. (g) Except as described in Section 5.13(g) of the NORCAL Disclosure Schedule, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of PRA following the Closing. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (v) under corresponding or similar provisions of foreign laws or regulations. Without limiting the generality of the foregoing, NORCAL has not engaged in any transaction described in Section 4069 or Section 4203-4205 or 4212 of ERISA and no event has occurred or circumstance exists that constitutes, or could reasonably be expected to cause, any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of NORCAL to a Multiemployer Plan. For each Multiemployer Plan, NORCAL has provided PRA with the following to the extent applicable and available to or in possession of NORCAL or NORCAL: (i) any letter from the administrator of the Multiemployer Plan setting forth the estimated withdrawal liability which would be imposed by the Multiemployer Plan if NORCAL or any ERISA Affiliate were to withdraw from the Multiemployer Plan in a complete withdrawal, as of the most recently-available information, and the factors used to determine such estimate and (ii) a copy of the most recently-available Form 5500 and/or actuarial report of the Multiemployer Plan, which sets forth the actuarial assumptions used in determining the present value of unfunded vested benefits for withdrawal liability purposes. (h) All contributions required to be made to any NORCAL Benefit Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any NORCAL Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. (i) Except as required by Applicable Law, no provision of any NORCAL Benefit Plan or collective bargaining agreement could reasonably be expected to result in any limitation on PRA or any of its ERISA Affiliates from amending or terminating any NORCAL Benefit Plan. NORCAL has no commitment or obligation and has not made any representations to any employee, officer, manager, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any NORCAL Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise. 38 43126503 v1

(j) Except as set forth in Section 5.13(j) of the NORCAL Disclosure Schedule, other than as required under Section 601 et. seq. of ERISA or other Applicable Law, no NORCAL Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither NORCAL nor any of its ERISA Affiliates has any liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits. (k) There is no pending or, to the Knowledge of NORCAL, threatened Action relating to a NORCAL Benefit Plan (other than routine claims for benefits), and no NORCAL Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority. (l) Other than in the ordinary course of business or as disclosed under Section 5.13(l) of the NORCAL Disclosure Schedule, there has been no amendment to, announcement by NORCAL or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any NORCAL Benefit Plan that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any manager, officer, employee, independent contractor or consultant, as applicable. Other than in the ordinary course of business or as disclosed under Section 5.13(l) of the NORCAL Disclosure Schedule, neither NORCAL nor any of its ERISA Affiliates has any commitment or obligation or has made any representations to any manager, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any NORCAL Benefit Plan. (m) Each NORCAL Benefit Plan that is or was a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance has (i) been operated between January 1, 2005 and December 31, 2008, in good faith compliance with Section 409A of the Code and Notice 2005-01 and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been operated in compliance with, is in documentary compliance with, and, no compensation is subject to reporting under, in all material respects, Section 409A of the Code and IRS regulations and guidance thereunder. No compensation payable by under any such NORCAL Benefit Plan has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code and no arrangement exists with respect to a nonqualified deferred compensation plan that would result in income inclusion under Section 409A(b) of the Code. (n) Except as set forth in Section 5.13(n) of the NORCAL Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, manager, officer, employee, independent contractor or consultant of NORCAL to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of NORCAL to merge, amend or terminate any NORCAL Benefit 39 43126503 v1

Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any NORCAL Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. NORCAL has made available to PRA true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions. 5.14 Employees. (a) NORCAL has made available to PRA a true and correct list of the names of the employees of NORCAL and the NORCAL Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, all as of December 31, 2019. Except as limited by any employment agreements and severance agreements listed on Section 5.14(a) of the NORCAL Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, NORCAL and the NORCAL Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees. (b) NORCAL and the NORCAL Subsidiaries are in compliance, in all material respects, with all Applicable Laws regarding labor and employment and the compensation therefore, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, whether state or federal (including, without limitation, as applicable, wage and hour laws; workplace safety laws; workers’ compensation laws; equal employment opportunity laws; equal pay laws; civil rights laws; the Occupational Safety and Health Act of 1970, as amended; the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. § 206d, as amended, the Portal-to-Portal Pay Act of 1947, 29 U.S.C. § 255 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, as amended and 42 U.S.C. § 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans’ Readjustment Assistance Act of 1974, as amended; the Immigration Reform and Control Act, 8 U.S.C. § 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. § 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; the Age Discrimination and Employment Act of 1967, as amended; and the Consolidated Omnibus Budget Reconciliation Act of 1985). Except as set forth in Section 5.14(b) of the NORCAL Disclosure Schedule, no action or, to the Knowledge of NORCAL, investigation has been instituted or, to the Knowledge of NORCAL, is threatened to be conducted by any state or federal agency regarding any potential violation by NORCAL or any NORCAL Subsidiary of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefore (including, without limitation, any of the aforementioned statutes, to the extent applicable) during the past three (3) years. (c) Neither NORCAL nor any NORCAL Subsidiary has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in 40 43126503 v1 effect or being negotiated by NORCAL or any NORCAL Subsidiary. NORCAL does not know of any activities or proceedings of any labor union to organize any employees of NORCAL or any NORCAL Subsidiary. To the Knowledge of NORCAL, since December 31, 2018, no executive officer of NORCAL or any NORCAL Subsidiary has indicated in writing to any executive officer of NORCAL an intention to terminate his or her employment on or before six (6) months following the Closing of the transactions contemplated by this Agreement. (d) NORCAL and each of the NORCAL Subsidiaries have complied with all applicable notice provisions of and have no material obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in Section 5.14(d) of the NORCAL Disclosure Schedules, there is no action, claim, cause of action, suit or proceeding pending or, to the Knowledge of NORCAL, threatened against NORCAL or any NORCAL Subsidiary, on the part of any employee or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability. Neither NORCAL nor any NORCAL Subsidiary is delinquent in the payment of wages, salaries, bonuses, relocation benefits, stock options or other incentives due to or for the benefit of any employee of NORCAL or any NORCAL Subsidiary. To the Knowledge of NORCAL, no person treated as an independent contractor by NORCAL or any NORCAL Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations. (e) Since December 31, 2018, neither NORCAL nor any NORCAL Subsidiary has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of NORCAL or any NORCAL Subsidiary; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar foreign, state or local law. (f) Each individual who is classified by NORCAL as an independent contractor has been properly classified for purposes of participation and benefit accrual under each NORCAL Benefit Plan. 5.15 Compliance with Applicable Law. (a) NORCAL and the NORCAL Subsidiaries have complied in all material respects with, and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all Applicable Laws during the last three (3) years. (b) Neither NORCAL nor any NORCAL Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or has been a recipient of any 41 43126503 v1 supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that: (i) materially limits the ability of NORCAL or any NORCAL Subsidiary to conduct any line of business that it currently conducts, (ii) require any material investments of NORCAL or any NORCAL Subsidiary to be treated as non-admitted assets, (iii) requires divestiture of any material investments of NORCAL or any NORCAL Subsidiary, (iv) in any manner imposes any material requirements on NORCAL or any NORCAL Insurance Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relates to the ability of NORCAL or any NORCAL Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or management of NORCAL or any NORCAL Subsidiary (each, whether or not set forth in the NORCAL Disclosure Schedule, an “NORCAL Regulatory Agreement”), nor has NORCAL or any of its Subsidiaries been advised in writing or, to the Knowledge of NORCAL, orally by any Governmental Authority that it is considering issuing or requesting any such NORCAL Regulatory Agreement. (c) Except as set forth in Section 5.15(c) of the NORCAL Disclosure Schedule, there is no pending or, to the Knowledge of NORCAL, threatened charge by any Governmental Authority that NORCAL or any NORCAL Subsidiary has violated any Applicable Laws (including any Insurance Laws), nor any pending or, to the Knowledge of NORCAL, threatened investigation by any Governmental Authority with respect to possible violations of any Applicable Laws (including any Insurance Laws). (d) There are no material contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between NORCAL or any NORCAL Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. NORCAL has not, since December 31, 2016, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of NORCAL or any NORCAL Subsidiary. Section 5.15(d) of the NORCAL Disclosure Schedule identifies each loan or extension of credit maintained by NORCAL or any NORCAL Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies. (e) None of NORCAL, the NORCAL Subsidiaries and, to the Knowledge of NORCAL, any of their respective current or former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of NORCAL or any NORCAL Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the Knowledge of NORCAL, no director or officer of NORCAL or any NORCAL Subsidiary has engaged in any “insider trading” in violation of Applicable Law with respect to any security issued by NORCAL. 42 43126503 v1

5.16 Certain Contracts. (a) Section 5.16(a) of the NORCAL Disclosure Schedule sets forth all contracts, agreements, arrangements, commitments, or understandings, whether written or oral, (other than insurance policies or contracts issued by NORCAL or a NORCAL Subsidiary) to which NORCAL or a NORCAL Subsidiary is a party to or bound by: (i) with respect to the employment of any directors, officers or employees; (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from NORCAL, PRA, or any of their respective Subsidiaries to any director, officer or employee thereof; (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement; (iv) that concerns a partnership or joint venture that is not consolidated with NORCAL for financial reporting purposes; (v) the purpose of which is to restrict the ability of NORCAL or any NORCAL Subsidiary to compete with respect to any product, service or territory; (vi) that is in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by NORCAL or any NORCAL Subsidiary without penalty or compensation on thirty (30) days’ notice or less; (vii) that provides for the payment to an employee of NORCAL or any NORCAL Subsidiary any incentive or bonus compensation based on the productivity or performance of such employee or of NORCAL or any NORCAL Subsidiary; (viii) that is with any Insurance Regulator and restricts (A) distributions or other payments to the Policyholders or any NORCAL Subsidiary, (B) the continued operation of NORCAL or any NORCAL Subsidiary, or (C) any other matter relating to NORCAL or any NORCAL Subsidiary and its affairs; or (ix) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. NORCAL has previously made available to PRA true and correct copies of all employment and deferred compensation agreements which are in writing and to which NORCAL or any NORCAL Subsidiary is a party. Each contract, agreement, arrangement, commitment, or understanding (whether written or oral) of the type described in Sections 5.16(a) of this Agreement, whether or not set forth in the NORCAL Disclosure Schedule, is referred to in this 43 43126503 v1

Agreement as an “NORCAL Contract”, and neither NORCAL nor any NORCAL Subsidiary has received written or, to the Knowledge of NORCAL, oral notice of any violation of any NORCAL Contract by any of the other parties thereto. (b) Section 5.16(b) of the NORCAL Disclosure Schedule sets forth a list of, and NORCAL has made available to PRA correct and complete copies of, all written arrangements (or group of related written arrangements) from or to third parties, for the furnishing of services to, or receipt of services by, NORCAL or any NORCAL Subsidiary (including without limitation, legal and accounting services, risk management services, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and agreements relating to the sale or servicing of medical professional liability insurance products offered by NORCAL or any NORCAL Subsidiary) under which payments were made during any calendar year since December 31, 2018 in excess of $100,000 or that has a non-cancelable term in excess of one year (as to the latter, which is still in effect). (c) With respect to each NORCAL Contract: Such NORCAL Contract is in full force and effect (except for contracts that have expired pursuant to the terms thereof) and (assuming due authorization, execution and delivery by each other party thereto) is legally valid, binding and enforceable in accordance with its terms against NORCAL or any relevant NORCAL Subsidiary (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by NORCAL or any NORCAL Subsidiary, or, to the Knowledge of NORCAL, any other party, under such NORCAL Contract. Neither NORCAL nor any NORCAL Subsidiary has received written or, to the Knowledge of NORCAL, oral notice of any material default, offset, counterclaim or defense under such NORCAL Contract. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a material default or material breach by NORCAL or any NORCAL Subsidiary, or, to the Knowledge of NORCAL, any other party under the terms of such NORCAL Contract. All security deposits, reserve funds, and other sums and charges that have become due and payable under such NORCAL Contract have been paid in full. To the Knowledge of NORCAL, no party has repudiated any provision of such NORCAL Contract. 5.17 Investments and Interest Rate Risk Management Instruments. (a) Except as set forth in Section 5.17(a) of the NORCAL Disclosure Schedule, NORCAL and each NORCAL Subsidiary have good and valid title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien. Such securities are permissible investments under all Applicable Laws and are valued on the books of NORCAL or the applicable NORCAL Insurance Subsidiary in accordance with SAP. To the Knowledge of NORCAL, none of the securities are in default in the payment of principal, interest or dividends nor is impaired to any extent. NORCAL has provided to PRA a copy of the investment policies of NORCAL and the NORCAL Subsidiaries as of June 30, 2019. There has been no material change in investment policy of NORCAL and the NORCAL Subsidiaries or in the composition of the investments of NORCAL and the NORCAL Subsidiaries since June 30, 2019. 44 43126503 v1

(b) Except as described in Section 5.17(b) of the NORCAL Disclosure Schedule, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of NORCAL or its Subsidiaries were entered into in the ordinary course of business and, to the Knowledge of NORCAL, in accordance with business practices believed to be prudent by NORCAL management and Applicable Laws and with counterparties believed by NORCAL’s management to be financially responsible at the time. All of such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements are (assuming due authorization, execution and delivery by each other party thereto) legal, valid and binding obligations of NORCAL or its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. NORCAL and each NORCAL Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Knowledge of NORCAL, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. 5.18 Intellectual Property/Social Media. (a) NORCAL or a NORCAL Subsidiary owns or has the right to use all Intellectual Property necessary for the operation of the businesses of NORCAL and the NORCAL Subsidiaries as presently conducted. Section 5.18(a)(i) of the NORCAL Disclosure Schedule lists all Intellectual Property that is registered or subject to a pending application filed with a Governmental Authority (collectively, the “NORCAL Registered Intellectual Property”), specifying as applicable to each: the title, mark, or design; the record owner, inventor(s), author(s) or assignees; the jurisdiction by or in which it has been issued, registered or filed; the patent number, serial number, application number, registration number or other designator assigned by the registering office; the filing date and the issue or registration date; and the current status of each item. Section 5.18(a)(ii) of the NORCAL Disclosure Schedule lists all material unregistered trademarks, service marks, logos, trade names and corporate names owned by NORCAL and each NORCAL Subsidiary. With respect to all NORCAL Registered Intellectual Property, all assignments and other instruments necessary to establish, record, and perfect NORCAL’s ownership interest in the NORCAL Registered Intellectual Property have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrar. (b) To the Knowledge of NORCAL, neither NORCAL nor any NORCAL Subsidiary has interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property owned by third parties. None of NORCAL, the NORCAL Subsidiaries, and any of the directors, officers or employees with responsibility for intellectual property matters of NORCAL or any NORCAL Subsidiary has since December 31, 2016 received any written or, to the Knowledge of NORCAL, oral claim or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of NORCAL, no third party has interfered with, infringed upon, misappropriated or otherwise violated any intellectual property rights of NORCAL or any NORCAL Subsidiary. 45 43126503 v1

(c) Section 5.18(c) of the NORCAL Disclosure Schedule identifies each item of Intellectual Property material to the business that any third party owns and that NORCAL or any NORCAL Subsidiary uses pursuant to a license, sublicense, or other written agreement under which annual payments were made since December 31, 2018 in excess of $100,000 (excluding off-the-shelf software license agreements). With respect to each such item of such Intellectual Property: (i) (assuming due authorization, execution and delivery by each other party thereto) is legal, valid, binding and enforceable against NORCAL and such NORCAL Subsidiary; (ii) to the Knowledge of NORCAL no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iii) to the Knowledge of NORCAL no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (iv) with respect to any sublicense, the representations and warranties set forth in (i) through (iii) above are true and correct with respect to the underlying license; and (v) neither NORCAL nor any NORCAL Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission. (d) To the Knowledge of NORCAL, all of the NORCAL Registered Intellectual Property is valid and enforceable, and all registrations for NORCAL Registered Intellectual Property are subsisting and in full force and effect. NORCAL has taken commercially reasonable steps to maintain and enforce the NORCAL Registered Intellectual Property. All required filings and fees related to the NORCAL Registered Intellectual Property have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. (e) Section 5.18(e) of the NORCAL Disclosure Schedules contains a correct, current and complete list of all social media accounts used in NORCAL’s business. NORCAL has complied in all material respects with all terms of use, terms of service, or other agreements and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Social Media Terms of Use”). There are no Actions, whether settled, pending, or, to the Knowledge of NORCAL, threatened, alleging any (A) breach or other violation of any Social Media Terms of Use by NORCAL; or (B) defamation, violation of publicity rights of any Person, or any other violation by NORCAL in connection with its use of social media. 5.19 Real Property; Environmental Liability. (a) Neither NORCAL nor any NORCAL Subsidiary owns any right, title or interest in any real property except as described on Section 5.19(a) of the NORCAL Disclosure Schedule (collectively, the “NORCAL Real Property”). Section 5.19(a) of the NORCAL Disclosure Schedule sets forth a complete and accurate list and general description of all material leases, subleases or other occupancy agreements for real property, together with all subordination, attornment, estoppel, non-disturbance or other ancillary agreements pertaining thereto, and all amendments to or modifications of any of the foregoing (collectively, the “NORCAL Real Property Leases”) to which NORCAL or any NORCAL Subsidiary is a party or by which any of them are bound. NORCAL or a NORCAL Subsidiary owns all right, title and interest in, and has good and marketable title to, the NORCAL Real Property, and NORCAL or a 46 43126503 v1

NORCAL Subsidiary has a valid leasehold interest under each NORCAL Real Property Lease, in each case free and clear of all Liens except for (i) rights of lessors, co-lessees or sublessees under each NORCAL Real Property Lease; (ii) taxes and assessments not yet due and payable; (iii) easements, covenants, conditions, restrictions and reservations of record, and such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the subject property; (iv) matters which would be shown or disclosed by a current survey of the subject property; (v) all Applicable Laws, including zoning, building, use and life-safety laws, ordinances, codes, rules and regulations; and (vi) Permitted Liens. To the Knowledge of NORCAL, the activities of NORCAL and its Subsidiaries with respect to all NORCAL Real Property and NORCAL Real Property Leases used in connection with their operations are in all material respects permitted under applicable zoning laws, ordinances and regulations. (b) NORCAL or its applicable Subsidiary enjoys peaceful and undisturbed possession under each NORCAL Real Property Lease, subject to the terms of such NORCAL Real Property Lease. NORCAL has made available to PRA complete and correct copies of all of the NORCAL Real Property Leases. Each NORCAL Real Property Lease is (assuming due authorization, execution and delivery by each other party thereto) in full force and effect and is legally valid, binding and enforceable against NORCAL and the applicable NORCAL Subsidiary in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no current outstanding monetary defaults and no current outstanding material nonmonetary defaults by NORCAL or any NORCAL Subsidiary, or, to the Knowledge of NORCAL, any other party, under any NORCAL Real Property Lease. Neither NORCAL nor any NORCAL Subsidiary has received written notice of any default, offset, counterclaim or defense under any NORCAL Real Property Lease which has not heretofore been cured or resolved. Except as set forth in Section 5.5(b)(ii)(y) of the NORCAL Disclosure Schedule, to the Knowledge of NORCAL, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by NORCAL or any NORCAL Subsidiary, or any other party, under of the terms of any NORCAL Real Property Lease. All rent, security deposits, reserve funds, allowances and other sums and charges that have become due and payable under the NORCAL Real Property Leases have been paid in accordance with the terms of the NORCAL Real Property Leases, and no disputes with respect to the amount of payment thereof presently exist. Except as set forth on Section 5.19(b) of the NORCAL Disclosure Schedules, consummation of the transactions contemplated by this Agreement does not require any consent or approval by any counterparty to any of the NORCAL Real Property Leases, and will not result in any breach or default under any of the NORCAL Real Property Leases. (c) NORCAL and its Subsidiaries are and have been since December 31, 2016 in compliance in all material respects with all Environmental Laws and all Environmental Permits. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the Knowledge of NORCAL, threatened seeking to impose on NORCAL or any NORCAL Subsidiary, or that could reasonably be expected to result in the imposition on NORCAL or any NORCAL Subsidiary of, in each case, any liability or obligation arising under any Environmental Law which would have a Material Adverse Effect on 47 43126503 v1

NORCAL. To the Knowledge of NORCAL, there is no reasonable basis for any such proceeding, claim, action, investigation or remediation activity. Neither NORCAL nor any NORCAL Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or private Person imposing any liability or obligation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect on NORCAL. For purposes of this 5.19, the terms “NORCAL” and “Subsidiaries” include any Person that is, in whole or in part, a predecessor of NORCAL or any of its Subsidiaries. 5.20 Personal Property. (a) None of the material personal property owned by NORCAL or any NORCAL Subsidiary is subject to, or as of the Closing Date will be subject to, any Lien, except Permitted Liens. (b) Section 5.20(b) of the NORCAL Disclosure Schedule lists each personal property lease to which NORCAL or any NORCAL Subsidiary is a party that is not cancelable upon ninety (90) or fewer days’ notice without penalty and has monthly rent that exceeds $10,000 (collectively, the “NORCAL Personal Property Leases”). NORCAL has made available to PRA complete and correct copies of all of the NORCAL Personal Property Leases. Each NORCAL Personal Property Lease is (assuming due authorization, execution and delivery by each other party thereto) in full force and effect and is legally valid, binding and enforceable in accordance with its terms against NORCAL or the applicable NORCAL Subsidiary (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by NORCAL or any NORCAL Subsidiary, or, to the Knowledge of NORCAL, any other party, under any NORCAL Personal Property Lease. Neither NORCAL nor any NORCAL Subsidiary has received written or, to the Knowledge of NORCAL, oral notice of any material default, offset, counterclaim or defense under any NORCAL Personal Property Lease. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by NORCAL or any NORCAL Subsidiary, or, to the Knowledge of NORCAL, any other party under of the terms of any NORCAL Personal Property Lease. All rent, security deposits, reserve funds, allowances and other sums and charges that have become due and payable under the NORCAL Personal Property Leases have been paid in accordance with the terms of the NORCAL Personal Property Leases, and no disputes with respect to the amount or payment thereof presently exist. To the Knowledge of NORCAL, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any interest in the personal property subject to the NORCAL Personal Property Leases. Consummation of the transactions contemplated by this Agreement does not require any consent or approval by any lessor, lender or other counterparty to any of the NORCAL Personal Property Leases, and will not result in any breach or default under any of the NORCAL Personal Property Leases. 5.21 Insurance Matters. 48 43126503 v1

(a) Since December 31, 2016, all benefits claimed by any Person under any policy, binder, slip, certificate or other agreement of insurance in effect as of the date hereof (including all applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by NORCAL or a NORCAL Insurance Subsidiary (the “Insurance Contracts”) have in all material respects been administered and paid (or provision for payment thereof has been made) in accordance with the terms of such Insurance Contract and the laws under which they arose. (b) NORCAL has provided or made available to PRA true and complete copies of the current underwriting standards and guidelines utilized and rates and rating factors and criteria applied by NORCAL and the applicable NORCAL Insurance Subsidiaries. (c) All policy and contract forms on which NORCAL or a NORCAL Insurance Subsidiary has issued currently effective Insurance Contracts or which are currently being used by NORCAL or any applicable NORCAL Insurance Subsidiary have, to the extent required by Applicable Law, been approved by all Insurance Regulators or filed with and not objected to by such Insurance Regulators within the period provided by Applicable Law for objection. (d) Except as set forth in Section 5.21(d) of the NORCAL Disclosure Schedule, the Insurance Contracts have been marketed, sold and issued in material compliance with all Applicable Laws, including Applicable Laws relating to (i) the use of unfair methods of competition and deceptive acts or practices relating to the advertising, sale and marketing of insurance, (ii) all applicable disclosure, filing and other requirements with respect to any variation in premiums or other charges resulting from time to time at which such premiums or charges are paid and (iii) all applicable requirements regulating the underwriting, rating, nonrenewal, cancellation or replacement of insurance policies; and, in each case, all marketing materials, brochures, illustrations and certificates pertaining to the Insurance Contracts comply with the Insurance Laws in all material respects. (e) Except as set forth in Section 5.21(e) of the NORCAL Disclosure Schedule, each agent, broker, service provider, managing general agent, third party administrator, adjuster, or other Person engaged by NORCAL or a NORCAL Insurance Subsidiary to provide claims management or other insurance services with respect to the Insurance Contracts requiring licensure was, to the Knowledge of NORCAL, at the time such Person provided such services (or within any permitted grace period), to the extent required by Applicable Law, duly licensed or exempt from licensure to provide each of the services provided by such Person in each case, in the particular jurisdiction in which (i) such Person performed such services, (ii) the applicable Policyholder of the Insurance Contract subject to such services resides and (iii) the loss under such Insurance Contract occurred. Except as set forth in Section 5.21(e) of the NORCAL Disclosure Schedule, all agents agreements, brokers agreements, service contracts, third party administrator agreements, adjuster agreements and managing general agents agreements to which NORCAL or any NORCAL Subsidiary is a party comply with Applicable Law in all material respects. Except as set forth in Section 5.21(e) of the NORCAL Disclosure Schedule, to the Knowledge of NORCAL, no agent, broker, service provider, managing general agent, third party administrator, adjuster or other Person engaged by NORCAL or a NORCAL Insurance Subsidiary is in material violation, or has, since December 49 43126503 v1

31, 2016, been in material violation, of any law applicable to such Person or the services provided by such Person to the extent relating to the services provided to NORCAL or a NORCAL Insurance Subsidiary. All agents, brokers and other representatives engaged by NORCAL have been engaged and duly appointed in accordance with applicable insurance laws. (f) As to premium rates established by NORCAL or any NORCAL Insurance Subsidiary which are required to be filed with, approved or not objected to by any Insurance Regulators, the rates have been so filed, approved or not objected to, the premiums charged conform thereto, and such premiums comply with the Insurance Laws. Section 5.21(f) of the NORCAL Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by NORCAL and the NORCAL Insurance Subsidiaries which have been disapproved by any Insurance Regulators since December 31, 2016. Section 5.21(f) of the NORCAL Disclosure Schedule lists all written correspondence or written communications from any Insurance Regulator received by NORCAL or any NORCAL Insurance Subsidiary after December 31, 2016, that requests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels. (g) Except as set forth in Section 5.21(g) of the NORCAL Disclosure Schedule, neither NORCAL nor any NORCAL Insurance Subsidiary has issued any participating Insurance Contracts or any retrospectively rated Insurance Contracts. NORCAL has not declared any policyholder dividend which has not been paid prior to the date of this Agreement. (h) All reinsurance treaties or agreements, including retrocessional agreements, to which NORCAL or any NORCAL Insurance Subsidiary is a party or under which NORCAL or any NORCAL Insurance Subsidiary has any existing rights, obligations or liabilities are listed on Section 5.21(h) of the Disclosure Schedule (the “NORCAL Reinsurance Treaties”). NORCAL has provided PRA with correct and complete copies of all of such NORCAL Reinsurance Treaties and all such NORCAL Reinsurance Treaties are in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in any party having the right to terminate a NORCAL Reinsurance Treaty. The NORCAL Reserves at each of December 31, 2017 and December 31, 2018, as reflected in the NORCAL SAP Statements, are stated net of reinsurance ceded amounts. The NORCAL SAP Statements accurately reflect as of and for the dates indicated therein the extent to which, pursuant to Insurance Laws, NORCAL and/or the NORCAL Insurance Subsidiaries are entitled to take credit for reinsurance under the NORCAL Reinsurance Treaties. To the Knowledge of NORCAL, all reinsurance recoverable amounts reflected in the NORCAL SAP Statements are collectible, and NORCAL is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, except as set forth in Section 5.21(h) of the NORCAL Disclosure Schedule. No party to any of the NORCAL Reinsurance Treaties has given written or, to the Knowledge of NORCAL, oral notice to NORCAL or any NORCAL Insurance Subsidiary that such party intends to terminate or cancel any of the NORCAL Reinsurance Treaties as a result of or following consummation of the Conversion and the transactions contemplated by this Agreement. Each NORCAL Reinsurance Treaty is (assuming due authorization, execution and delivery by each other party thereto) valid and binding on NORCAL and each NORCAL Insurance Subsidiary party thereto, and none of NORCAL, any NORCAL Insurance Subsidiary, and, to the Knowledge of NORCAL, any other party thereto, is in default in any material respect 50 43126503 v1 with respect to any NORCAL Reinsurance Treaty. No NORCAL Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since December 31, 2018 no NORCAL Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such NORCAL Reinsurance Treaty. (i) Each of the NORCAL SAP Statements, as of the date thereof, sets forth all of the loss and loss adjustment expense reserves of NORCAL and the NORCAL Insurance Subsidiaries as of such date (collectively, the “NORCAL Reserves”). The NORCAL Reserves were determined in accordance with SAP in all material respects and generally accepted actuarial methods and standards, consistently applied except as set forth therein, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. NORCAL has provided or made available to PRA copies of all internally prepared work papers used as the basis for establishing the NORCAL Reserves. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the Knowledge of NORCAL, no claim or assessment is pending or threatened against NORCAL or any NORCAL Insurance Subsidiary which is peculiar or unique to NORCAL or such NORCAL Insurance Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers. (j) Section 5.21(j) of the NORCAL Disclosure Schedule lists each actuary, independent or otherwise, that has reviewed, on behalf of NORCAL or any NORCAL Subsidiary, the reserves for losses and loss adjustment expenses of NORCAL or any of the NORCAL Insurance Subsidiaries and their premium rates for liability insurance in each of the years commencing after December 31, 2016 (collectively the “NORCAL Actuaries” and separately a “NORCAL Actuary”). Section 5.21(j) of the NORCAL Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of NORCAL or any NORCAL Insurance Subsidiary by the NORCAL Actuaries, or delivered by the NORCAL Actuaries to NORCAL or any NORCAL Insurance Subsidiary, since December 31, 2016, in which a NORCAL Actuary has (i) either expressed an opinion on the adequacy of such reserves for losses and loss adjustment expenses or made recommendations as to either the amount of reserves for losses and loss adjustment expenses that should be maintained by NORCAL or any NORCAL Insurance Subsidiary, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by NORCAL or any NORCAL Insurance Subsidiary for liability insurance (collectively, the “NORCAL Actuarial Analyses”). To the Knowledge of NORCAL the information and data furnished by NORCAL or any NORCAL Insurance Subsidiary to the NORCAL Actuaries in connection with the NORCAL Actuarial Analyses were accurate in all material respects. To the Knowledge of NORCAL, each NORCAL Actuarial Analysis was based upon an accurate inventory of policies in force for NORCAL and the NORCAL Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial principles consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. NORCAL has made available to PRA a true and correct copy of each of the NORCAL Actuarial Analyses. 51 43126503 v1

(k) Except for the non-reviewed items set forth on Schedule 5.21(k) of the NORCAL Disclosure Schedule, the reserve analysis prepared by Milliman, dated October 3, 2019, contains reserve data for all NORCAL Insurance Subsidiaries that issue or have issued any Insurance Contracts. (l) Except for assessments in the ordinary course of business, no material claim or material assessment is pending or, to the Knowledge of NORCAL, threatened in writing against NORCAL or a NORCAL Insurance Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers, and neither NORCAL nor a NORCAL Insurance Subsidiary has, since December 31, 2016, received written notice of any such claim or assessment. NORCAL and each NORCAL Insurance Subsidiary, as applicable, has timely paid all guaranty fund assessments that are due to any state guaranty fund or association or other applicable Insurance Regulator. (m) NORCAL has made available to PRA a true and correct copy of each filing submitted by NORCAL or an applicable NORCAL Insurance Subsidiary to any Insurance Regulator since December 31, 2016 relating to risk based capital calculations of NORCAL or the applicable NORCAL Insurance Subsidiary. Such reports are correct and complete in all material respects. Neither NORCAL nor any NORCAL Insurance Subsidiary has suffered a decrease in its risk based capital to the “Company Action Level.” (n) Neither NORCAL nor any NORCAL Insurance Subsidiary is “commercially domiciled” under the Applicable Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization. 5.22 No Investment Company. Neither NORCAL nor any NORCAL Subsidiary is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. 5.23 Privacy and Data Security. (a) NORCAL and each NORCAL Subsidiary, and, to the Knowledge of NORCAL, all vendors, processors, or other third parties acting for or on behalf of NORCAL or a NORCAL Subsidiary in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of NORCAL or any NORCAL Subsidiary comply and at all times in the past three years have complied, in all material respects with all of the following: (A) Privacy Laws; (B) the Payment Card Industry Data Security Standard; (C) NORCAL Privacy and Data Security Policies; and (D) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any contracts or other written agreements, arrangements, commitments, or understandings to which NORCAL or any NORCAL Subsidiary is a party or otherwise bound as of the date hereof. (b) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the transfer of all Personal Information in the possession or control of NORCAL or any NORCAL Subsidiary to PRA or its Subsidiaries, do not and will not: (A) conflict with or result in a material violation or breach of 52 43126503 v1 any Privacy Laws or NORCAL Privacy and Data Policies; or (B) require the consent of or notice to any Person concerning such Person’s Personal Information. (c) NORCAL and each NORCAL Subsidiary, in compliance with Privacy Laws in all material respects, has posted to each of their websites and mobile applications and published or otherwise made available in connection with any products or services offered by NORCAL, NORCAL Privacy and Data Policies. No disclosure or representation made or contained in any such policy has been materially inaccurate, misleading, deceptive, or in material violation of any Privacy Laws (including by containing any material omission), and the practices of NORCAL and the NORCAL Subsidiaries with respect to the Processing of Personal Information conform, and at all times in the past three years have conformed, to NORCAL Privacy and Data Policies that govern the use of such Personal Information in all material respects. NORCAL has delivered or made available to PRA true, complete, and correct copies of all NORCAL Privacy and Data Policies that are in effect as of the date hereof or have been in effect in the past three years. (d) Except as set forth in Section 5.23(d) of the NORCAL Disclosure Schedules to the Knowledge of NORCAL, no Personal Information in the possession or control of NORCAL or any NORCAL Subsidiary, or held or Processed by any vendor, processor, or other third party for or on behalf of NORCAL or any NORCAL Subsidiary, has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing that NORCAL or any NORCAL Subsidiary is required to report to a Governmental Authority or other Person (a “Security Incident”). (e) Except as set forth in Section 5.23(e) of the NORCAL Disclosure Schedules, in the past three years, NORCAL and the NORCAL Subsidiaries have not received any written or, to the Knowledge of NORCAL, oral notice, request, claim, complaint, correspondence, or other communication from any Governmental Authority or other Person, and to the Knowledge of NORCAL there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of NORCAL or any NORCAL Subsidiary, or held or Processed by any vendor, processor, or other third party for or on behalf of NORCAL or any NORCAL Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (f) NORCAL and each NORCAL Subsidiary has at all times in the past three years implemented and maintained, and required all vendors that Process any Personal Information for or on behalf of NORCAL or any NORCAL Subsidiary to implement and maintain, commercially reasonable security measures, plans, procedures, controls, and programs, including written information security programs, designed to (A) identify and reasonably address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement and monitor reasonable and appropriate administrative, technical, and physical safeguards to protect the integrity and security of such Personal Information and their software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance in all material respects with applicable Privacy Laws in the case of any Security Incident. 53 43126503 v1

(g) In the past three years NORCAL and each NORCAL Subsidiary has performed or obtained from a third party a security risk assessment and obtained an independent vulnerability assessment performed by a third-party security auditor or information security consultant, in each case to the extent required by applicable Privacy Laws. NORCAL and each NORCAL Subsidiary has used commercially reasonable efforts to address and remediate all critical or high risk threats and deficiencies identified in each such assessment. Section 5.23(g) of the NORCAL Disclosure Schedules sets forth a complete and accurate list of each such internal and external assessment. (h) To the Knowledge of NORCAL, none of its policyholders or customers are located in the European Union. 5.24 Non-Reliance. Except for the representations and warranties set forth in this Article 5, neither NORCAL nor any other Person makes any express or implied representation or warranty with respect to NORCAL or any of the NORCAL Subsidiaries, their respective businesses or with respect to any other information provided to PRA in connection with the transactions contemplated hereby, and neither PRA nor any of its Affiliates has relied on any such representation or warranties or other information. Neither NORCAL nor any other Person will have or be subject to any liability or indemnification obligation to PRA or any other Person resulting from the distribution to PRA, or PRA’s use of, any such information, including any information, documents, projections, forecasts of other material made available to PRA in “data rooms” or management presentations in expectation of the transactions contemplated hereby, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 5. Notwithstanding anything to the contrary contained herein, neither NORCAL nor any other person makes any representation or warranty with respect to, and nothing contained in this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby is intended or shall be construed to be a representation or warranty (express or implied) of NORCAL or any of its Affiliates, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby, with respect to: (i) the adequacy or sufficiency of any of the NORCAL Reserves, (ii) other than as set forth in Section 5.21(d), whether or not such NORCAL Reserves were determined in accordance with any actuarial, statutory or other standard, (iii) the future profitability of NORCAL or any NORCAL Subsidiary or (iv) the effect of the adequacy or sufficiency of such Reserves on any “line item” or asset, liability or equity amount. Furthermore, PRA acknowledges and agrees that no fact, condition, development or issue relating to the adequacy or sufficiency of Reserves may be used, directly or indirectly, to demonstrate or support the breach of any representation, warranty, covenant or agreement contained in this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby. ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PRA Except as disclosed by PRA to NORCAL in accordance with Section 8.5 of this Agreement, PRA hereby represents and warranties to NORCAL, as of the date hereof or such other date as specified, as follows: 54 43126503 v1

6.1 Corporate Organization. (a) ProAssurance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. (b) PRA Professional is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. 6.2 Authority; No Violation; Consents and Approvals. (a) ProAssurance has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the PRA Board, and no other corporate proceedings on the part of ProAssurance (including any approval of the stockholders of ProAssurance) are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by ProAssurance and (assuming due authorization, execution and delivery by NORCAL and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of ProAssurance, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity. (b) PRA Professional has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of PRA Professional, and no other corporate proceedings on the part of PRA Professional (including any approval of the stockholders of PRA Professional) are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PRA Professional and (assuming due authorization, execution and delivery by NORCAL and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PRA Professional, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity. (c) Neither the execution and delivery of this Agreement by ProAssurance nor the consummation by ProAssurance of the transactions contemplated by this Agreement, nor compliance by ProAssurance with any of the terms or provisions of this Agreement, will (i) violate any provision of the Certificate of Incorporation or Bylaws of ProAssurance or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 5.5(c) of this Agreement are duly obtained, (x) violate any Applicable Law applicable to ProAssurance or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event 55 43126503 v1 which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of ProAssurance under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ProAssurance is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, terminations, cancellations, accelerations, Liens or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on ProAssurance. (d) Neither the execution and delivery of this Agreement by PRA Professional nor the consummation by PRA Professional of the transactions contemplated by this Agreement, nor compliance by PRA Professional with any of the terms or provisions of this Agreement, will (i) violate any provision of the Certificate of Incorporation or Bylaws of PRA Professional or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 5.5(c) of this Agreement are duly obtained, (x) violate any Applicable Law applicable to PRA Professional or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PRA Professional under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PRA Professional is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, terminations, cancellations, accelerations, Liens or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PRA Professional. (e) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators pursuant to the Insurance Laws, with respect to the transactions contemplated by this Agreement, (ii) the filing of a notification and report form (the “HSR Act Report”) with the Pre Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the “Pre-Merger Notification Agencies”) pursuant to the HSR Act, (iii) any consents, authorizations, clearances, orders and approvals required under the Securities Act, the Exchange Act, and the HSR Act, and (iv) the approval of this Agreement and the transactions contemplated by this Agreement by the requisite votes of the Record Date Policyholders, no consents or approvals of, or filings or registrations with any Governmental Authority or with any other Person by ProAssurance or any Subsidiary of PRA, including without limitation PRA Professional (the “PRA Subsidiaries”), are necessary in connection with the execution and delivery by ProAssurance and PRA Professional of this Agreement or the consummation by PRA or any PRA Subsidiary of the transactions contemplated by this Agreement. 6.3 SEC Reports; Financial Statements. (a) PRA has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2016. Section 6.3(a) of the PRA Disclosure 56 43126503 v1

Schedule lists, and PRA has delivered to NORCAL (except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis, and Retrieval database (“EDGAR”) two days prior to the date of this Agreement) copies in the form filed with the SEC of (i) PRA’s Annual Reports on Form 10-K for each fiscal year of PRA commencing after December 31, 2015, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of PRA commencing after December 31, 2015, (iii) all proxy statements relating to PRA’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since December 31, 2015, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbarnes-Oxley Act of 2002 (“SOX”) with respect to any report referred to in clause (i) or (ii) of this sentence, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to NORCAL pursuant to this Section 6.3(a) filed by PRA with the SEC since December 31, 2015 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) of this sentence together with any and all amendments thereto are, collectively, the “PRA SEC Reports” and, to the extent available in full without redaction on the SEC’s web site through EDGAR two days prior to the date of this Agreement, are, collectively, the “PRA Filed SEC Reports”), and (vi) all comment letters received by PRA from the staff of the SEC since December 31, 2015 and all responses to such comment letters by or on behalf of PRA. (b) The PRA SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of PRA is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 6.3, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC. (c) The financial statements of PRA and its Subsidiaries included in the PRA SEC Reports (including the related notes) complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present in all material respects the consolidated financial condition of PRA and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except (x) as reflected in PRA’s unaudited balance sheet at September 30, 2019, or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) (the “PRA Balance Sheet”), or (y) for liabilities incurred in the ordinary course of business since September 30, 2019 consistent with past practice or in connection with this Agreement or the transactions 57 43126503 v1 contemplated hereby, neither PRA nor any PRA Subsidiary has any material liabilities or obligations of any nature. 6.4 Broker’s Fees. Except as set forth in Section 6.4 of the PRA Disclosure Schedule, none of PRA, the PRA Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement. 6.5 Absence of Certain Changes or Events. Since September 30, 2019, there has not been: (i) any change in the financial condition, assets, liabilities, prospects (financial and otherwise) or business of PRA or any PRA Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on PRA; or (ii) any material change in any method of accounting or accounting principles or practice by PRA, except as required by GAAP or SAP and disclosed in the notes to the consolidated financial statements of PRA and PRA Subsidiaries. 6.6 Compliance with Applicable Law. (a) PRA and the PRA Subsidiaries have complied in all material respects with, and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all Applicable Laws during the last three (3) years. (b) Neither PRA nor any PRA Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that: (i) materially limits the ability of PRA or any PRA Subsidiary to conduct any line of business that it currently conducts, (ii) require any material investments of PRA or any PRA Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any material investments of PRA or any PRA Subsidiary, (iv) in any manner imposes any material requirements on PRA or any PRA Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of PRA or any PRA Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or management of PRA or any PRA Subsidiary (each, whether or not set forth in the PRA Disclosure Schedule, a “PRA Regulatory Agreement”), nor has PRA or any of its Subsidiaries been advised in writing or, to PRA’s Knowledge, orally by any Governmental Authority that it is considering issuing or requesting any such PRA Regulatory Agreement. (c) Except as set forth in Section 6.6(c) of the PRA Disclosure Schedule, there is no pending or, to the Knowledge of PRA, threatened charge by any Governmental Authority that PRA or any PRA Subsidiary has violated any Applicable Laws (including any Insurance Laws), nor any pending or, to the Knowledge of PRA, threatened investigation by any 58 43126503 v1

Governmental Authority with respect to possible violations of any Applicable Laws (including any Insurance Laws). (d) Other than as disclosed in PRA’s annual proxy statements, there are no material contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between PRA or any PRA Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. PRA has not, since December 31, 2016, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of PRA or any PRA Subsidiary. Section 6.6(d) of the PRA Disclosure Schedule identifies each loan or extension of credit maintained by PRA or any PRA Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies. (e) None of PRA, the PRA Subsidiaries and, to the Knowledge of PRA, any of their respective current or former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of PRA or any PRA Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the Knowledge of PRA, no director or officer of PRA or any PRA Subsidiary has engaged in any “insider trading” in violation of Applicable Law with respect to any security issued by PRA. (f) PRA has no reason to believe that any facts or conditions related to its identity or regulatory status are reasonably likely to impede its ability to promptly obtain the approvals and consents required to consummate the transactions contemplated by this Agreement. 6.7 Financial Ability. Other than the fulfillment or valid waiver of the conditions set forth in Section 9.1 and Section 9.2, the obligations of PRA hereunder are not subject to any conditions regarding PRA’s ability to obtain financing for the consummation of the Offer transaction. PRA has, and at the Purchase Effective Time will have, sufficient immediately available funds to pay or cause to be paid the Fixed PRA Consideration and PRA’s costs and expenses in connection with the transactions contemplated by this Agreement. ARTICLE 7 COVENANTS 7.1 Conduct of Businesses of NORCAL Prior to the Purchase Effective Time. (a) During the period between the date of this Agreement and the Purchase Effective Time, except as expressly contemplated or permitted by this Agreement, NORCAL 59 43126503 v1 shall, and shall cause each NORCAL Subsidiary to: (a) conduct its business in the ordinary course consistent with past practice, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key employees and agents, and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform such party’s covenants and agreements under this Agreement. (b) During the period between the date of this Agreement and the Purchase Effective Time, NORCAL shall permit PRA’s senior officers to meet with the Chief Financial Officer and Controller of NORCAL and officers of NORCAL responsible for the financial statements, the internal controls, and disclosure controls and procedures of NORCAL to discuss such matters as PRA may deem reasonably necessary or appropriate for PRA to satisfy its obligations under Sections 302, 404 and 906 of SOX and any rules and regulations relating thereto. (c) NORCAL agrees to consult with PRA with respect to material litigation against NORCAL and the NORCAL Subsidiaries and to provide information and updates requested by PRA on reserve policies and practices (including the levels of reserves) with respect to losses and loss adjustment expenses. PRA and NORCAL shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Section 7.1(c) shall require NORCAL or any of its Affiliates to provide PRA with any information the disclosure of which would reasonably be expected to jeopardize the attorney-client or other privilege of it or contravene any Applicable Law or contract in existence as of the date hereof. 7.2 NORCAL Forbearances. During the period from the date of this Agreement to the Purchase Effective Time, except as set forth in Section 7.2 of the NORCAL Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, NORCAL shall not, and NORCAL shall not permit any NORCAL Subsidiary to, without the prior written consent of PRA (which consent will not be unreasonably withheld, conditioned or delayed): (a) incur any indebtedness for borrowed money (other than short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of NORCAL or any of its Subsidiaries, on the one hand, to NORCAL or any of its Subsidiaries, on the other hand), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements); (b) redeem, repay, discharge or defease any surplus note, unless such redemption, repayment, discharge or defeasance is an express condition of any Requisite Regulatory Approval; 60 43126503 v1

(c) grant any stock options or stock awards or stock appreciation rights or any other right with respect to the NORCAL Common Stock to be authorized under the Plan of Conversion; (d) other than paying dividends that have been declared prior to the date hereof, make, declare or pay any dividend or make any other distribution on or with respect to insurance policies written by NORCAL or any NORCAL Subsidiary; (e) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or material assets to any Person other than a Subsidiary, or cancel, release or assign any material indebtedness of any such Person or any material claims held by any such Person, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement; (f) except pursuant to contracts or agreements in force at the date of this Agreement, make any material non-portfolio investment (by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any Person other than a Subsidiary; (g) increase in any manner the compensation of the employees of NORCAL and the NORCAL Subsidiaries, or pay any bonus or incentive compensation to such employees outside of the ordinary course of business consistent with past practice; provided that NORCAL and the NORCAL Subsidiaries may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the aggregate amount of such increases in compensation on an annualized basis does not exceed three percent (3%) of the aggregate amount of the compensation paid to the affected employees in the 12 months preceding the effective date of the increase in compensation; (h) pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation, other than pension funding in the normal course or as required by Applicable Law; (i) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against NORCAL or any NORCAL Subsidiary or otherwise in which NORCAL or any NORCAL Subsidiary is a named defendant involving a payment by NORCAL or any NORCAL Subsidiary in excess of $250,000 or the settlement of any ECO, XPL or bad faith claim involving any insurance policy of NORCAL or any NORCAL Subsidiary involving a payment by NORCAL or any NORCAL Subsidiary in excess of $250,000, NORCAL will notify PRA of the terms of the proposed settlement and will consult with PRA regarding the terms of the settlement, but shall not be required to obtain PRA’s consent to the terms of the settlement (it being acknowledged and agreed that this proviso does not apply to the settlement of any claims involving any insurance policy of NORCAL or any NORCAL Subsidiary not involving ECO, XPL or bad faith claims); 61 43126503 v1

(j) amend its Organizational Documents, except as provided for in the Plan of Conversion and this Agreement; (k) other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported; (l) offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of this Agreement and other than in those jurisdictions where it offers and sells such lines of insurance and reinsurance on the date of this Agreement; (m) take any action that is intended or may reasonably be expected to result in any of the conditions set forth in Article 9 of this Agreement not being satisfied, except, in every case, as may be required by Applicable Law; (n) take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2; provided, that except for and subject to Section 7.2(l), nothing in this Section 7.2 shall prohibit NORCAL or any NORCAL Insurance Subsidiary from issuing any insurance policy or contract or any rider or endorsement thereto in the ordinary course of business consistent with past practice. 7.3 PRA Forbearances. During the period from the date of this Agreement to the Purchase Effective Time, except as set forth in Section 7.3 of the PRA Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PRA shall not, and PRA shall not permit any PRA Subsidiary to, without the prior written consent of NORCAL: (a) take any action that is intended or may reasonably be expected to result in any of the conditions set forth in Article 9 of this Agreement not being satisfied, except, in every case, as may be required by Applicable Law; (b) take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.3. 7.4 NORCAL Subsidiaries, Directors and Officers. At PRA’s request, NORCAL, to the extent it has the authority to do so, shall cause the officers and directors of the NORCAL Subsidiaries to resign effective as of the Closing Date and cause successor officers and directors to be appointed or elected effective as of the Closing Date. ARTICLE 8 ADDITIONAL AGREEMENTS 62 43126503 v1

8.1 Regulatory Matters. (a) The parties shall promptly make all filings and notifications with, and shall use reasonable best efforts to promptly obtain all authorizations, consents, clearances, orders and approvals of all Governmental Authorities that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, and the consummation of the transactions contemplated by, this Agreement, including as set forth in Section 9.1(b) and Section 9.1(c) below, and shall take all actions as may be requested by any such Governmental Authorities to obtain such authorizations, consents, clearances, orders and approvals; provided, however, that in no event shall PRA or any of its Affiliates be required to agree to (i) (A) the divesture of any business, line of business, or entity of PRA or its Subsidiaries or NORCAL or its Subsidiaries in each case except for such actions related to de minimis assets (with such assets measured on a scale relative to PRA and its Subsidiaries, taken as a whole) or (B) the imposition after the Closing Date of any restrictions to compete in any jurisdiction on PRA or any of its Affiliates or NORCAL or any of its Subsidiaries, in each case, which has or would reasonably be expected to have a Material Adverse Effect on PRA and its Subsidiaries (including NORCAL INC. and its Subsidiares after the Closing Date), taken as a whole, or (ii) any requirement imposed by a Governmental Authority that would reasonably be expected to have a (A) Material Adverse Effect on NORCAL or any NORCAL Subsidiary, (B) material adverse effect on the aggregate financial benefits reasonably expected to be realized by PRA in connection with the transactions contemplated by this Agreement, or (C) Material Adverse Effect on PRA and its Subsidiaries (including NORCAL INC. and its Subsidiaries after the Closing Date), taken as a whole. Neither PRA nor NORCAL shall take any action that they should be reasonably aware would have the effect of delaying, impairing or impeding the receipt of any required clearances or approvals. (b) In connection with the solicitation of approval of the Conversion by the Eligible Policyholders and Commissioner, as contemplated by this Agreement, NORCAL will prepare, with PRA’s assistance at NORCAL’s reasonable request, and file with the Department the Plan of Conversion, any supporting documents required by CA Insurance Code Section 4097.02(b) (the “Supporting Documents”), and any information statement relating to the Plan of Conversion, the Supporting Documents, the transactions contemplated by this Agreement, and PRA’s tender offer solicitation materials in accordance with the Insurance Laws, if applicable (the “Information Statement”). NORCAL and PRA, as applicable, will prepare the Plan of Conversion in accordance with Section 2.1 hereof and the provisions of CA Insurance Code Section 4097.04. NORCAL shall use reasonable best efforts to (i) obtain and furnish (with the reasonable cooperation of PRA) the information (x) required to be included in the Plan of Conversion by the Conversion Statutes, (y) required to be submitted to the Commissioner as Supporting Documents by CA Insurance Code Section 4097.02(b) and (z) agreed to by the parties to be included in the Information Statement, and (ii) to obtain the approval of the Commissioner of the Plan of Conversion. PRA and NORCAL will use all reasonable efforts to respond to the comments of the staff of the Department with respect to the Plan of Conversion, Supporting Documents and Information Statement as promptly as practicable. As soon as reasonably practicable after the date hereof, NORCAL shall mail or deliver the Plan of Conversion, Supporting Documents and Information Statement to the Policyholders. Each of NORCAL and PRA agrees that the information provided and to be provided by NORCAL or PRA, as the case may be, specifically for use in the Plan of Conversion, Supporting Documents 63 43126503 v1

and Information Statement shall not, with respect to the information supplied by such party (i) on the date upon which the Plan of Conversion, Supporting Documents and Information Statement is mailed to Eligible Policyholders, (ii) on the commencement date of the Offer, (iii) on the last date on which Record Date Policyholders are entitled to vote on the Proposal, (iv) during the solicitation period for the Offer, (v) at the Offer Expiration Time, and/or (vi) on the date of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No less than ten (10) days prior to the filing of the Plan of Conversion, Supporting Documents and Information Statement with the Commissioner, NORCAL shall provide PRA a draft of the Plan of Conversion, Supporting Documents and Information Statement and an opportunity to comment on such drafts. Each of PRA and NORCAL agree to promptly correct any such information provided by it which shall have become false or misleading in any material respect as of the dates described in clauses (i) – (vi) above and to take all steps necessary to file with the Department and obtain approval of the Commissioner for any amendment or supplement to the Plan of Conversion, Supporting Documents, and Information Statement, and to cause the Plan of Conversion, Supporting Documents, and Information Statement so corrected to be distributed to the Eligible Policyholders to the extent required by Applicable Law. (c) NORCAL shall prepare consolidated financial statements of NORCAL and the NORCAL Subsidiaries in accordance with GAAP for the years ended December 31, 2017, December 31, 2018 and December 31, 2019 and each quarterly period thereafter (the “GAAP Financial Statements”), which financial statements shall include balance sheets at the end of each period, and statements of policyholders’/shareholders’ equity, earnings and cash flow for each of said periods, and notes thereto (except in the case of interim financial statements). NORCAL shall cause the annual GAAP Financial Statements to be audited by KPMG US LLP or such other independent public accounting firm as may be reasonably acceptable to PRA; provided that such accounting firm shall as part of its engagement agree to consent to the use of its report on the GAAP Financial Statements in a PRA registration statement if and to the extent required by SEC regulations. (d) Pursuant to the HSR Act, PRA and NORCAL will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of PRA and NORCAL will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects. (e) [Reserved]. (f) In furtherance of, and without limitation to, the foregoing, PRA shall (i) prepare and make its Form A filings with the Department and all other applicable Governmental Authorities (the “Form A Filings”) and file any required Form E pre-acquisition notices with an 64 43126503 v1

Insurance Regulator in any U.S. jurisdiction requiring that Form E pre-acquisition notices be filed with respect to NORCAL or a NORCAL Insurance Subsidiary (“Form E Filings”) and all other documentation to effect all necessary notices, reports, applications and other filings, as soon as practicable following the date hereof and (ii) respond promptly to any reasonable request by the Department or any other Insurance Regulator, for any additional information and documentary material in connection therewith. (g) The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, clearances, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Plan of Conversion), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. As permitted by Applicable Law, each party agrees to provide a draft of all applications, notices, petitions and filings (and each amendment or supplement thereto), including the Plan of Conversion and any Form A or Form E, submitted to Governmental Authorities pursuant to this Section 8.1 to the other party and to allow the other party three (3) Business Days to review such and to consult with the drafting party regarding any issues arising as a result of its review, application, notice, petition and filing (and each amendment or supplement thereto) prior to the submission by the drafting party of such application, notice, petition and filing (and each amendment or supplement thereto) to the Insurance Regulator. In addition, PRA and NORCAL shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to PRA or its Subsidiaries or NORCAL or its Subsidiaries, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The cooperation and coordination of each party required under this Section 8.1 shall include giving timely (to the extent permitted by Applicable Law): (i) notices to the other party with respect to any meeting, hearing, discussion, appearance or contact with any Governmental Authority in connection with any such material filing (including the Plan of Conversion and Form A), with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact; and (ii) public notice of any public hearings regarding the transactions contemplated by this Agreement, and having the other party’s representatives attend and testify at such public hearings. In addition, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall require NORCAL or any of its Affiliates to provide PRA with any information the disclosure of which would reasonably be expected to jeopardize the attorney- client or other privilege of it or contravene any Applicable Law or contract in existence as of the date hereof. 65 43126503 v1

(h) Each party shall provide to the other, on its request, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with the Insurance Regulators, the SEC and any other Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) promptly after delivery to, or receipt from, such authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement; provided, however, nothing contained in this Section 8.1 shall require NORCAL to provide PRA with any presentations, board books, work papers or other materials prepared in support of any appraisal or other valuation analysis of NORCAL; provided, further that the party sharing such filing or materials may redact from such filing and communications any competitively sensitive information of such party and its Affiliates. (i) PRA and NORCAL shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders/policyholders and such other matters as may be reasonably necessary or advisable in connection any statement, filing, notice or application made by or on behalf of PRA, NORCAL or any of their respective Subsidiaries to any Governmental Authority in connection with the Conversion and the other transactions contemplated by this Agreement. NORCAL and the NORCAL Subsidiaries on the one hand, and PRA on the other, shall reasonably cooperate with each other and each other’s agents, including public accounting firms, in connection with the preparation of GAAP financial statements of NORCAL and the NORCAL Subsidiaries with respect to periods prior to the Closing Date. (j) PRA and NORCAL shall consult with each other with respect to the obtaining of all approvals of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and each of them shall keep the other apprised on a prompt basis of the status of matters relating to such approvals, including the receipt of any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement. 8.2 Access to Information; Financial Reporting. (a) Upon reasonable prior notice and subject to Applicable Laws relating to the exchange of information and to the Confidentiality Agreement, dated July 16, 2018, respectively (the “Confidentiality Agreement”) which is hereby incorporated into this Agreement by reference and shall continue in full force and effect until Closing, NORCAL shall afford to the officers, employees, accountants, counsel and other representatives of PRA, (i) access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and (ii) make available such officers and employees whose assistance and expertise is reasonably necessary to assist PRA in connection with PRA’s preparation to integrate NORCAL’s and its Subsidiaries’ business and operations into PRA’s organization following the Closing Date; provided, however, that such access does not unreasonably interfere with the operation of the businesses of PRA and the PRA Subsidiaries or NORCAL and the NORCAL Subsidiaries, as applicable; provided, further, that the independent accountants of PRA or NORCAL, as applicable, shall not be obligated to make any working papers available to NORCAL and its representatives or PRA and its representatives, as applicable, unless and until PRA and its relevant representatives or NORCAL and its relevant 66 43126503 v1 representatives, as applicable, has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. During such period, each of PRA (and its Subsidiaries) and NORCAL (and its Subsidiaries) shall make available to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or Insurance Laws (other than reports or documents which PRA or NORCAL, as the case may be, is not permitted to disclose under Applicable Law or by agreement). Neither PRA (or its Subsidiaries) nor NORCAL (or its Subsidiaries) shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of PRA or NORCAL, as the case may be, or their respective customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any Applicable Law, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Each of PRA and NORCAL agrees to keep confidential, and not divulge to any other party or Person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the terms of the Confidentiality Agreement), any non-public documents, information, records or financial statements received from the other and, in addition, any and all reports, information or financial information of the other party obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information. (c) As soon as practicable, but in any event within ninety (90) days following the end of each calendar quarter which is completed prior to the Closing Date, commencing with the quarter ending December 31, 2019, NORCAL shall cause to be delivered to PRA the “Quarter End Report” prepared by NORCAL with respect to such quarter, which report shall include (x) a SAP balance sheet of NORCAL as of the end of such quarter and (y) a SAP statement of earnings and policyholders’/shareholders’ equity of NORCAL for the year-to-date period ending the end of such quarter, prepared in a manner consistent with, and in a format comparable to, the statements of earnings and policyholders’/shareholders’ equity referred to in Section 5.7(a) hereof. (d) NORCAL shall provide to PRA a monthly report setting forth each claim, action or proceeding settled in excess of applicable policy limits, including any ECO, XPL or bad faith claim settled in excess of applicable policy limits. (e) If this Section 8.2 conflicts with any provision of the Confidentiality Agreement, the provisions of this Agreement shall control. 67 43126503 v1

8.3 Special Meeting of, and Recommendation to, Eligible Policyholders. (a) After the setting of the public hearing with respect to the Conversion and the Plan of Conversion by the Commissioner, NORCAL acting through the NORCAL Board, shall in accordance with Applicable Law and the NORCAL Organizational Documents, duly call, give notice of (as required by Applicable Law), convene and hold a Special Meeting for the purpose of considering and acting upon the approval and adoption of the Plan of Conversion, including the adoption of the Articles of Incorporation and Bylaws. NORCAL shall consider in good faith the request of PRA to postpone the Special Meeting to allow additional time to solicit the Eligible Policyholders in accordance with Section 8.3 below. (b) NORCAL shall solicit proxies from the Record Date Policyholders for approval of the Plan of Conversion at the Special Meeting. In connection with the solicitation of proxies from the Eligible Policyholders, NORCAL shall, in accordance with Section 8.1(b) hereof, prepare the Plan of Conversion, Supporting Documents and Information Statement in accordance with the requirements of Applicable Law subject to review and comment by PRA prior to furnishing the Plan of Conversion, Supporting Documents and Information Statement to the Department and the Eligible Policyholders. Unless prohibited by Applicable Law or by the Regulatory Authority, the Plan of Conversion, Supporting Documents and Information Statement shall include the following: (i) the form of proxy solicited from Eligible Policyholders will provide that each Eligible Policyholder shall have the preemptive right to acquire his or her proportionate part of the NORCAL Common Stock within a reasonable time period, and each Eligible Policyholder not applying the foregoing preemptive right will elect (or be deemed to elect pursuant to Section 4097.04(c) of the Code) to receive one of the following in the Conversion: (A) a contribution certificate as provided in Section 2.1(e)(i); or (B) an amount of cash in accordance with Section 2.1(e)(ii); (ii) that each Eligible Policyholder will be afforded an opportunity to elect to receive one of the following in the Conversion: (A) a contribution certificate as provided in Section 2.1(e)(i); (B) an amount of cash in accordance with Section 2.1(e)(ii); or (C) a number of shares of NORCAL Common Stock in accordance with Section 2.1(d); (iii) that each Eligible Policyholder who is a Stock Subscriber will be afforded an opportunity to elect to sell all of such Policyholder’s shares of NORCAL Common Stock to PRA in exchange for the PRA Consideration; (iv) the recommendation of the NORCAL Board that the Record Date Policyholders vote in favor of the Plan of Conversion (unless the NORCAL Board determines in its good faith judgment after consultation with its advisors and any Insurance Regulators that a change in the recommendation is required in order for the NORCAL Board to comply with its fiduciary obligations); (v) that the NORCAL Board will recommend that the Eligible Policyholders elect to receive shares of NORCAL Common Stock in the Conversion and tender such shares of NORCAL Common Stock pursuant to the terms of the Stock Offer (unless the 68 43126503 v1

NORCAL Board determines in its good faith judgment after consultation with its advisors and any Insurance Regulators that a change in the recommendation is required in order for the NORCAL Board to comply with its fiduciary obligations); and (vi) that NORCAL and PRA shall have the right to mutually agree to postpone the Special Meeting, to extend the solicitation period and to allow Eligible Policyholders to revoke their elections prior to the Special Meeting. 8.4 Exemption from Registration of NORCAL Common Stock. NORCAL and PRA understand and agree that the NORCAL Common Stock to be issued pursuant to the Plan of Conversion and this Agreement will not be registered under the Securities Act or applicable state securities laws in reliance on exemptions from such registration. NORCAL and PRA shall use commercially reasonable efforts to cause the NORCAL Common Stock to be issued pursuant to available exemptions from registration under the Securities Act and state securities laws. PRA shall take no action that would require any such exemption to become unavailable. 8.5 Closing Date Disclosure Schedule. PRA shall update the PRA Disclosure Schedule (the “Closing Date PRA Disclosure Schedule”) to a date that is no earlier than ten (10) Business Days prior to the Closing Date and no later than seven (7) Business Days prior to the Closing Date and shall deliver the Closing Date PRA Disclosure Schedule to NORCAL not less than three (3) Business Days prior to the Closing Date. NORCAL shall update the NORCAL Disclosure Schedule (the “Closing Date NORCAL Disclosure Schedule”) to a date that is no earlier than ten (10) Business Days prior to the Closing Date and no later than seven (7) Business Days prior to the Closing Date and shall deliver the Closing Date NORCAL Disclosure Schedule to PRA not less than three (3) Business Days prior to the Closing Date. The obligation of PRA to deliver to NORCAL the Closing Date PRA Disclosure Schedule as provided above shall be a material obligation for purposes of Section 9.3(a) hereof, and the obligation of NORCAL to deliver to PRA the Closing Date NORCAL Disclosure Schedule shall be a material obligation for purposes of Section 9.2(a) hereof. The provisions of this Section 8.5 and any notices by PRA on the one hand, and NORCAL on the other, shall not be deemed in any way to constitute a waiver by the counterparty of the conditions set forth in Article 9 hereof or any of its remedies under Article 10 hereof, nor shall any such notices cure any breach of any representation or warranty which is inaccurate. 8.6 Additional Agreements. (a) In the event that any further action is necessary or desirable to carry out the purposes of this Agreement or to vest PRA or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement including the Plan of Conversion, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA. (b) Prior to the Closing Date, except in connection with the acquisition of shares or interests in mutual funds or exchange-traded funds, NORCAL shall not acquire, directly or indirectly, beneficial or record ownership of any shares of PRA common stock or 69 43126503 v1 other equity securities of PRA, or any securities convertible into or exercisable for any shares of PRA common stock or other equity securities of PRA. 8.7 Negotiations with Other Parties. (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, NORCAL shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons other than the other party to this Agreement or any of its Affiliates concerning any Acquisition Proposal (as herein defined) other than as expressly provided in this Agreement. NORCAL will promptly inform PRA of any serious, bona fide inquiry it receives with respect to any Acquisition Proposal and shall furnish to PRA a description of the terms of a possible transaction, if any (but need not identify the Person, or group of Persons, making the offer). (b) Nothing contained in this Agreement shall prohibit the NORCAL Board from either furnishing information to, or entering into discussions or negotiations with, any Person or group of Persons regarding any Acquisition Proposal, or approving and recommending to the Eligible Policyholders of NORCAL an Acquisition Proposal from any Person or group of Persons, if the NORCAL Board determines in good faith that such action is appropriate in furtherance of the best interests of the Policyholders and in order for the NORCAL Board to comply with its fiduciary obligation. In connection with any such determination: (i) NORCAL shall direct its representatives, officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person, or group of Persons; (ii) NORCAL will disclose to PRA that it is furnishing information to, or entering into discussions or negotiations with, such Person or group of Persons, which disclosure shall describe the terms thereof (but need not identify the Person, or group of Persons making the offer); (iii) prior to furnishing such information to such Person or group of Persons, NORCAL shall enter into a written agreement with such Person or group of Persons which provides for, among other things, (A) the furnishing to such Person or group of Persons of information regarding NORCAL that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal, (B) the confidentiality of all non-public information furnished to such Person or group of Persons by NORCAL, and (C) procedures reasonably satisfactory to NORCAL that are designed to restrict or limit the provision of information regarding NORCAL that could be used to the competitive disadvantage of NORCAL; (iv) NORCAL will not furnish any non-public information regarding PRA or the transactions contemplated hereby; and (v) NORCAL will keep PRA informed of the status of any such discussions or negotiations (provided that NORCAL shall not be required to disclose to PRA confidential information concerning the business or operations of such Person or group of Persons). (c) As used in this Agreement, “Acquisition Proposal” means (i) any proposal pursuant to which any Person or group of Persons, other than PRA or NORCAL, would acquire or participate in a merger, consolidation, or other business combination involving NORCAL, directly or indirectly; (ii) any proposal by which any Person or group of Persons, other than PRA or NORCAL, would acquire a substantial equity interest in NORCAL, including the right to vote 10% or more of the capital stock (following a reorganization or conversion) of NORCAL entitled to vote thereon for the election of directors; (iii) any acquisition of 10% or 70 43126503 v1 more of the assets of NORCAL, other than in the ordinary course of business; (iv) any acquisition in excess of 10% of the outstanding capital stock (following a reorganization or conversion) of NORCAL, other than as contemplated by this Agreement; (v) any acquisition of control (as defined under the Insurance Laws) of NORCAL; or (vi) any transaction similar to the foregoing. 8.8 Directors’ and Officers’ Indemnification and Insurance. (a) NORCAL shall use its commercially reasonable efforts, immediately prior to the Closing, to purchase a single payment, run-off policy or policies of directors’ and officers’ liability insurance covering current and former officers and directors of NORCAL and the NORCAL Subsidiaries on terms and conditions, including limits, at least as favorable as their respective directors and officers liability insurance policy in effect on the date of this Agreement, such policy or policies to become effective at the Purchase Effective Time and remain in effect for a period of six years after the Purchase Effective Time or the period of the applicable statute of limitation, if longer (the “Tail Policy”). If NORCAL is unable to obtain the Tail Policy prior to Closing, PRA shall use its best efforts to cause the individuals serving as officers and directors of NORCAL and the NORCAL Subsidiaries prior to the Purchase Effective Time to be covered for a period of six years from the Purchase Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by PRA (provided that PRA may substitute therefore policies of the same or greater coverage and amounts containing terms and conditions which are at least as favorable as their respective directors and officers liability insurance policy in effect on the date of this Agreement) with respect to acts or omissions occurring on or prior to the Purchase Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the annual premium for any such insurance be more than 300% of the current annual amount expended by NORCAL or the NORCAL Subsidiary (the “Insurance Premium Amount”); and provided further, that if PRA is unable to maintain or obtain the insurance called for by this Section 8.8, PRA shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount. (b) In addition to the obligations set forth in Section 8.8(a), PRA shall, and shall cause NORCAL and each NORCAL Subsidiary to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Purchase Effective Time, an officer, director or employee of NORCAL or a NORCAL Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of NORCAL or a NORCAL Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Purchase Effective Time (including, without limitation, the Conversion and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Purchase Effective Time, to the fullest extent NORCAL is permitted under Applicable Law and consistent with NORCAL’s or any NORCAL Subsidiary’s Organizational Documents as in effect on the date hereof. PRA shall pay expenses in advance of the final disposition of any such 71 43126503 v1 action or proceeding to each Indemnified Party to the full extent provided in NORCAL’s or any NORCAL Subsidiary’s Organizational Documents or under any agreement of any Indemnified Party with NORCAL or any NORCAL Subsidiary, in each case in effect as of the date of this Agreement, or under Applicable Law. The Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (A) unless the Indemnified Party reasonably concludes that PRA has a conflict of interest with respect to the Claim, PRA shall have the right to assume the defense thereof, provided that PRA shall not effect any settlement without the consent of the Indemnified Party unless the settlement requires solely the payment of money by PRA, NORCAL or any NORCAL Subsidiary and the settlement unconditionally releases the Indemnified Party from all liability with respect to the Claim, (B) PRA shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited in the judgment of such firm by ethical rules relating to lawyers’ conflicts of interest, in which case PRA shall be obligated to pay for counsel for each Indemnified Party, as applicable, (C) PRA shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) PRA shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by Applicable Law and (E) PRA shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim indemnification under this Section 8.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify PRA thereof, provided that the failure to so notify shall not affect the obligations of PRA under this Section 8.8 except to the extent such failure to notify materially prejudices PRA. PRA’s obligations under this Section 8.8 continue in full force and effect for a period of six years from the Purchase Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. If PRA or any of its respective successors or assigns (x) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers or conveys all or substantially all its properties and assets, then, and in each case, PRA shall ensure that such surviving corporation or entity or the transferees of such properties or assets assume the obligations set forth in this Section 8.8. The rights of each Indemnified Party under this Section 8.8 shall be in addition to any rights such Indemnified Party may have under Organizational Documents of NORCAL or any NORCAL Subsidiary or under any agreement of any Indemnified Party with NORCAL or any NORCAL Subsidiary, in each case in effect as of the date of this Agreement, or under Applicable Law. These rights shall survive consummation of the Conversion and the other transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each Indemnified Party. 8.9 [Reserved]. 8.10 Employee Plans. 72 43126503 v1

(a) From and after the Purchase Effective Time, the NORCAL Benefit Plans in effect as of the date of this Agreement and at the Purchase Effective Time shall remain in effect with respect to the current and former employees of NORCAL and the NORCAL Subsidiaries (the “NORCAL Employees”) covered by such NORCAL Benefit Plans at the Purchase Effective Time, until such time as PRA shall otherwise determine. PRA agrees that it will honor all NORCAL Benefit Plans in accordance with their terms as in effect at the Purchase Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or Applicable Law. PRA will review all NORCAL Benefit Plans to determine whether to maintain, terminate or continue such plans; provided, however, that PRA will not amend or terminate a NORCAL Benefit Plan with an effective amendment or termination date prior to January 1, 2021, will not amend or terminate the Medi-Gap Health Coverage for Officers or other retiree medical benefit arrangements for retirees or officers receiving such post-retirement medical benefit arrangements immediately prior to Closing (provided, however, that for purposes of clarity, nothing in this Section 8.10 shall obligate PRA or NORCAL (following the Closing) to continue to offer Medi-Gap Health Coverage to any officers or other retirees who are not receiving or eligible to receive such benefits as of the Closing Date), and will not stop payment on bonus or incentive compensation that (1) is earned for calendar year 2020 pursuant to a formal written incentive plan that has been disclosed to PRA and (2) has not been paid prior to January 1, 2021, other than as may be required by Applicable Law; provided that in any event no incentive compensation described herein shall be due or payable to any NORCAL employee who is not an employee of PRA, NORCAL, or a NORCAL Subsidiary at the time such compensation ordinarily would be paid in March 2021. In the event employee compensation and/or benefits as currently provided by NORCAL or any NORCAL Subsidiary are changed or terminated by PRA, in whole or in part, PRA shall provide any NORCAL Employees who continue in employment with PRA or any of its Subsidiaries (“Continuing Employees”) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of PRA or applicable PRA Subsidiary (as of the date any such compensation or benefit is provided). In the event of any termination of any NORCAL health plan, or consolidation of any health plan with any PRA health plan, any coverage limitation under the PRA health plan due to any pre-existing condition shall be waived by the PRA health plan to the degree that such condition was covered by the NORCAL health plan and such condition would otherwise have been covered by the PRA health plan in the absence of such coverage limitation. All NORCAL employees who cease participating in a NORCAL health plan and become participants in a comparable PRA health plan during any plan year shall receive credit toward the applicable deductible under the PRA health plan for any amounts paid by the employee under NORCAL’s health plan during the applicable plan year, upon substantiation, in a form satisfactory to PRA, that such payments have been made. (b) Employees of NORCAL or any NORCAL Subsidiary who become participants in an Employee Plan of PRA shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of NORCAL or any predecessor thereto prior to the Purchase Effective Time; provided, however, that credit for benefit accrual purposes will be given only for purposes of PRA vacation policies or programs. In the event of any termination or consolidation of any NORCAL health plan with any PRA health plan, PRA shall 73 43126503 v1 make available to Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to PRA employees. Unless a Continuing Employee affirmatively terminates coverage under a NORCAL health plan prior to the time that such Continuing Employee becomes eligible to participate in the PRA health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the NORCAL health plan, results in a loss of coverage (which may include a sale or other disposition of a NORCAL Subsidiary or substantially all of the business operations thereof), no coverage of any of the Continuing Employees or their dependents shall terminate under any of the NORCAL health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PRA and their dependents. In the event of a termination or consolidation of any NORCAL health plan, terminated NORCAL employees and qualified beneficiaries will have the right to continued coverage under group health plans of PRA in accordance with Code Section 4980B(f). (c) Nothing in this Section 8.10 shall be interpreted as preventing PRA from terminating the employment of any individual or from amending, modifying or terminating any Employee Plans of PRA, or any NORCAL Benefit Plans, or any benefits under any Employee Plans of PRA or any NORCAL Benefit Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and Applicable Law. (d) The parties agree that the transactions contemplated by this Agreement shall not constitute a separation, termination or severance of employment of any employee of NORCAL or any of the NORCAL Subsidiaries, including for purposes of any benefit or compensation arrangement, plan, policy, contract or practice that provides for separation, termination or severance benefits. The parties further agree that the employment of each employee of NORCAL and the NORCAL Subsidiaries who was such an employee immediately prior to the Closing shall continue, uninterrupted, immediately after the Closing; provided, however, that this Section 8.10(d) shall not apply to executives or other employees of NORCAL or a NORCAL Subsidiary if the executive or employee is a party to an agreement that provides certain benefits upon a change in control of NORCAL that occurs upon Closing. The rights and obligations set forth in this Section 8.10(d) shall inure solely to the benefit of the parties hereto and shall not create any rights in any employee as a third-party beneficiary. (e) Except as described in Section 8.10(d), if within the first ninety (90) days of the Closing Date (the “Post-Closing Employment Period”) PRA terminates without cause the employment of an employee who was employed by NORCAL or any NORCAL Subsidiary immediately prior to the Closing, PRA shall pay and/or provide to such terminated employee compensation and benefits to which such employee was entitled for a period equal to the number of days remaining in the Post-Closing Employment Period from the date of such termination (the “Post-Closing Severance”); provided, however, that if such terminated employee is eligible to receive severance in accordance with the severance plan set forth in Section 8.10(e) of the NORCAL Disclosure Schedule (the “NORCAL/PRA Severance Plan”), such terminated employee shall receive severance in accordance with the NORCAL/PRA Severance Plan and shall not receive any Post-Closing Severance if the NORCAL/PRA Severance Plan provides greater benefits than the Post-Closing Severance. Notwithstanding the foregoing, (i) nothing herein is intended to prevent the termination of any employee for misconduct and (ii) PRA shall 74 43126503 v1 not, and shall cause NORCAL and the NORCAL Subsidiaries not to, take any action within the Post-Closing Employment Period that could result in WARN Act liability. 8.11 ProAssurance Board of Directors. NORCAL may nominate two individuals (the “NORCAL Nominees”), at least one of whom is a physician, for election as directors of ProAssurance. The NORCAL Nominees shall be vetted by the ProAssurance Nominating Corporate Governance Committee and in the event either or both of such individuals does not satisfy the criteria for service on the PRA Board in the reasonable judgment of the ProAssurance Nominating Corporate Governance Committee then NORCAL may nominate alternative individuals as NORCAL Nominees who satisfy such criteria. ProAssurance shall cause the NORCAL Nominees to be elected as directors of ProAssurance promptly after the Closing Date. In accordance with the Bylaws of ProAssurance, the NORCAL Nominees will be slotted into one of the three director classes and will serve on the PRA Board for the remainder of the term of the class into which he or she has been slotted (the “Initial Term”); provided, however, that at least one of the NORCAL Nominees shall have an Initial Term of at least two (2) years following the Closing Date. After the Initial Term, each NORCAL Nominee shall be eligible for nomination for a term of three (3) years, provided that he or she (i) consents to being named as a director in the proxy statement of ProAssurance for such annual meeting and to serving as a director of ProAssurance, (ii) provides such information relating to him or her as is required to be disclosed in such proxy statement under Regulation 14A of the Exchange Act, and (iii) qualifies as an independent director under the policy established by the PRA Board for determining director independence. If the NORCAL Nominees are nominated for election to a three-year term, the PRA Board shall recommend to the stockholders of ProAssurance that they vote for the election of the NORCAL Nominees as directors of ProAssurance in the proxy statement for the meeting of stockholders at which the election will occur. The NORCAL Nominees may serve additional three-year terms subject to the rules and nomination procedures generally applicable to all ProAssurance directors. ARTICLE 9 CONDITIONS PRECEDENT 9.1 Conditions to Each Party’s Obligation. The respective obligation of each party to consummate the transactions contemplated by the Plan of Conversion and this Agreement shall be subject to the satisfaction of the following conditions: (a) The Plan of Conversion, including the Articles of Incorporation and Bylaws and the issuance of the NORCAL Common Stock as herein contemplated, shall have been approved and adopted by at least two-thirds of the NORCAL Board and by at least two- thirds affirmative vote of the Record Date Policyholders of NORCAL entitled to vote thereon. (b) All Requisite Regulatory Approvals and all approvals referred to in Section 5.5(c) of this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. (c) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the 75 43126503 v1

Plan of Conversion or any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Plan of Conversion, including the transactions contemplated by this Agreement. (d) NORCAL has been converted from a mutual insurance company to a stock insurance company in accordance with the Applicable Law of the State of California, including the Conversion Statute and the shares of NORCAL Common Stock issued in connection with the Conversion shall be duly authorized and validly issued. 9.2 Conditions to Obligation of PRA. The obligation of PRA to consummate the transactions contemplated by the Plan of Conversion and this Agreement is also subject to the satisfaction or waiver by PRA of the following conditions: (a) NORCAL shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PRA shall have received a certificate signed on behalf of NORCAL by the Chief Executive Officer and Chief Financial Officer of NORCAL to such effect. (b) (i) The representations and warranties of NORCAL (other than in Section 5.1(a), Section 5.2(a) and (c), Section 5.4, Section 5.5(a) and (d) and Section 5.8) contained in Article 5 of this Agreement shall be true and correct on and as of the Closing Date without giving effect to any limitation as to “materiality”, “in all material respects”, “in any material respect” or “Material Adverse Effect” set forth in such representations and warranties as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NORCAL, and (ii) the representations and warranties of NORCAL set forth in Section 5.1(a), Section 5.2(a) and (c), Section 5.4, Section 5.5(a) and (d) and Section 5.8 shall be true and correct on and as of the Closing Date. The Chief Executive Officer and Chief Financial Officer of NORCAL shall deliver, on behalf of NORCAL, a certificate to PRA to such effect. (c) NORCAL shall not have suffered a Material Adverse Effect and there shall have been no occurrence, circumstance or combination thereof (whether arising on or after the date hereof), which, as of the Closing Date, is reasonably likely to result in a Material Adverse Effect on NORCAL and PRA shall have received a certificate signed on behalf of NORCAL by the Chief Executive Officer and Chief Financial Officer of NORCAL to such effect. (d) The Offer Conditions set forth in Section 3.1(b)(ii) and (iii) shall have been satisfied. 76 43126503 v1

(e) NORCAL shall have deposited the items required to be deposited by it in trust with the Exchange Agent for the benefit of the Policyholders as required by Section 4.4(a) of this Agreement. 9.3 Conditions to Obligation of NORCAL. The obligation of NORCAL to consummate the transactions contemplated by the Plan of Conversion and this Agreement is also subject to the satisfaction or waiver by NORCAL of the following conditions: (a) PRA shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NORCAL shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to such effect. (b) PRA shall have deposited the items required to be deposited by it in trust with the Exchange Agent for the benefit of the Policyholders and Selling Stockholders, as applicable, as required by Section 4.4(b) of this Agreement. (c) The representations and warranties of PRA contained in Article 6 of this Agreement shall be true and correct on and as of the Closing Date without giving effect to any limitation as to “materiality”, “in all material respects”, “in any material respect” or “Material Adverse Effect” set forth in such representations and warranties as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PRA. NORCAL shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and Chief Financial Officer of PRA to such effect. ARTICLE 10 TERMINATION AND AMENDMENT 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Plan of Conversion by the Record Date Policyholders of NORCAL: (a) by mutual consent of PRA and NORCAL in a written instrument, if the PRA Board and the NORCAL Board so determine to terminate this Agreement by an affirmative vote of a majority of the members of the PRA Board or the NORCAL Board, as the case may be; (b) by either PRA or NORCAL if (i) any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Plan of Conversion or approval of the Form A as herein contemplated, and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the PRA Board or the NORCAL Board, as the case may be, decides to terminate this Agreement by an affirmative vote of a majority of the directors of PRA or a majority of the members of the NORCAL Board, as the case may be; 77 43126503 v1

(c) by either PRA or NORCAL (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) (x) there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties), which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date specified in Section 10.1(i), and (y) such material breach or breaches of the representations and warranties, individually or in the aggregate, has resulted in a Material Adverse Effect on such party and its Subsidiaries taken as a whole and (ii) the non-breaching party decides to terminate this Agreement by an affirmative vote of a majority of the members of its entire board of directors; (d) by PRA upon written notice to NORCAL if (i) the NORCAL Board shall indicate in writing to PRA that the NORCAL Board is unwilling or unable (other than in connection with the failure to satisfy the conditions set forth in Sections 9.1(b) and (c) hereof) to adopt the Plan of Conversion; (ii) the NORCAL Board is unwilling or unable (other than in connection with the failure to satisfy the conditions set forth in Sections 9.1(b) and (c) hereof) to recommend to its Record Date Policyholders that they approve and adopt the Plan of Conversion; (iii) the NORCAL Board is unwilling or unable (other than in connection with the failure to satisfy the conditions set forth in Sections 9.1(b) and (c) hereof) to recommend to the Eligible Policyholders the Stock Offer; or (iv) after recommending that its Record Date Policyholders approve and adopt the Plan of Conversion or recommending the Stock Offer to the Eligible Policyholders, the NORCAL Board shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PRA, without PRA’s prior written consent (each an “NORCAL Recommendation Event”); provided that any such notice of termination must be provided to NORCAL not later than ten (10) Business Days after the later of the date PRA shall have been advised by NORCAL in writing of a NORCAL Recommendation Event, or such later date as may be agreed upon by PRA and NORCAL in writing; (e) by PRA upon written notice to NORCAL, if a NORCAL Acquisition Event (as herein defined) has occurred; (f) by either PRA or NORCAL if (i) a meeting of the Record Date Policyholders has been duly held for purposes of voting on the Plan of Conversion and the transactions contemplated by this Agreement, and (ii) approval of the Record Date Policyholders required for the consummation of the Plan of Conversion shall not have been obtained by reason of the failure to obtain the required vote at such duly held meeting of Record Date Policyholders or at any adjournment or postponement thereof; (g) by PRA if the condition set forth in Section 3.1(b)(iii) is not satisfied; (h) by PRA if on the Closing Date the NORCAL Disclosure Schedule discloses any Material Adverse Effect on NORCAL or any change from the NORCAL Disclosure Schedules which has, or is reasonably likely to have, a Material Adverse Effect on NORCAL; 78 43126503 v1

(i) by written notice from NORCAL to PRA, or from PRA to NORCAL, if the Closing does not occur on or before the two-year anniversary of the date of this Agreement (the “Outside Date”) for any reason other than breach of this Agreement by the party giving such notice; provided, however, that if the Offer extends beyond the two-year anniversary of the date of this Agreement pursuant to Section 3.1(d), then the Outside Date shall be extended until the expiration of the Offer; or (j) by NORCAL upon the occurrence of a NORCAL Acquisition Event or NORCAL Recommendation Event. 10.2 Effect of Termination. In the event of termination of this Agreement by either PRA or NORCAL as provided in Section 10.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 8.2(b) (Access to Information), 10.2 (Effect of Termination), 10.5 (Liquidated Damages; Termination Fee), 11.1 (Non-survival of Representations, Warranties and Agreements), 11.2 (Expenses), 11.3 (Notices), 11.5 (Assignment; No Third Party Beneficiaries), 11.6 (Presumptions) 11.7 (Exhibits and Schedules), 11.8 (Interpretation), 11.10 (Entire Agreement), 11.11 (Governing Law), 11.12 (Severability), and 11.13 (Publicity) of this Agreement shall survive any termination of this Agreement, and (ii) neither PRA or NORCAL, nor any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 10.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PRA nor NORCAL shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. 10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Subject to the previous sentence and in compliance with Applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by the PRA Board and the NORCAL Board, at any time before or after approval of the matters presented in connection with the Plan of Conversion and this Agreement by the Eligible Policyholders of NORCAL; provided, however, that after any approval of the Plan of Conversion and transactions contemplated by this Agreement by the Eligible Policyholders of NORCAL, there may not be, without further approval of such Eligible Policyholders, any amendment of this Agreement which changes or otherwise modifies or amends the amount or the form of the Conversion Consideration or the PRA Consideration other than as contemplated by this Agreement. 10.4 Extension; Waiver. At any time prior to the Closing Date, the parties to this Agreement may, to the extent permitted by Applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the Plan of Conversion and the transactions contemplated by this Agreement by the Eligible Policyholders of NORCAL, there may not be, without further approval of such Eligible Policyholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or 79 43126503 v1 changes the form of the Conversion Consideration or the PRA Consideration other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 10.5 Liquidated Damages; Termination Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, NORCAL shall, within ten (10) Business Days after notice of the occurrence thereof by PRA, pay to PRA the sum equal to the Termination Fee (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PRA in the transactions contemplated in this Agreement and is not a penalty or forfeiture): (i) PRA shall terminate this Agreement pursuant to Section 10.1(d) or (e) (other than, for the avoidance of doubt, a termination relating to the conditions set forth in Sections 9.1(b) and (c) not being satisfied); (ii) NORCAL shall terminate this Agreement pursuant to Section 10.1(j) (other than, for the avoidance of doubt, a termination relating to the conditions set forth in Sections 9.1(b) and (c) not being satisfied); or (iii) if the Record Date Policyholders of NORCAL fail to hold the Special Meeting as required by Section 8.3 of this Agreement within 120 days after the Commissioner issues his decision and order approving the Plan of Conversion. For purposes of this Agreement a “NORCAL Acquisition Event” shall mean that NORCAL shall have authorized, recommended, approved, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect an Acquisition Proposal. Upon the making and receipt of such payment under this Section 10.5, NORCAL shall have no further obligation of any kind under this Agreement and PRA shall not have any further obligation of any kind under this Agreement, except in each case under Section 10.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement. ARTICLE 11 GENERAL PROVISIONS 11.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements of NORCAL or PRA in this Agreement or in any instrument delivered by NORCAL or PRA pursuant to this Agreement shall survive the Closing Date, except as otherwise provided in Section 10.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Closing Date. 11.2 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that (a) NORCAL shall pay all expenses relating to the approval of the Plan of Conversion by the Commissioner, (b) PRA shall pay all expenses in connection with the approval of the Form A as contemplated by this Agreement by the Commissioner, and any other required filings with any 80 43126503 v1

Insurance Regulator, and (c) the cost of the HSR Act filing fee shall be borne 70% by PRA and 30% by NORCAL. 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email (with confirmation) followed by delivery of an original via overnight courier service, mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier service (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): if to PRA, to: ProAssurance Corporation 100 Brookwood Place Birmingham, Alabama 35209 Attention: Chief Executive Officer, copy to Corporate Secretary Fax: (205) 877-4405 Email: edwardrand@proassurance.com with copies to: Burr & Forman LLP 420 N. 20th Street, Suite 3400 Birmingham, Alabama 35203 Attention: Edward R. Christian, Esq. Fax: (205) 458-5100 Email: echristian@burr.com and if to NORCAL, to: NORCAL Mutual Insurance Company 575 Market Street, Suite 1000 San Francisco, CA 94105 844.4NORCAL Attention: Chief Executive Officer Fax: (415) 520-5570 Email: sdiener@norcal-group.com with copies to: McDermott Will & Emery LLP 444 West Lake Street, Suite 4000 Chicago, Illinois 60606 Attention: Robert K. Clagg 81 43126503 v1

Fax: 312-277-1936 Email: rclagg@mwe.com 11.4 Further Assurances. Prior to the Closing, at the reasonable request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters; provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one (1) Business Day is required. 11.5 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations, shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly set forth herein, including, without limitation, Section 8.8, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement. 11.6 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it. 11.7 Exhibits and Schedules. Each of the Exhibits and Schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference. 11.8 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “funds,” “US dollar,” “dollars,” “US$” or “$” in this Agreement are to the lawful currency of the United States of America. No provision of this Agreement shall be construed to require PRA, NORCAL or any of their respective Subsidiaries or Affiliates to take any action which would violate any Applicable Law, rule or regulation. 82 43126503 v1

11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of the original signed copy of this Agreement. 11.10 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. 11.11 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles, except that the Plan of Conversion shall be effected in accordance with and governed by the laws of the State of California, and the insurance laws of the State of California as they relate to NORCAL shall govern to the extent the application of such laws would be inconsistent with or in contravention of the laws of the State of Delaware. (b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the federal courts located within the State of Delaware. Notwithstanding anything herein to the contrary, each of the parties hereto irrevocably agrees that any Action with respect to any act of the Commissioner or any other Governmental Authority concerning or arising out of the Plan of Conversion or any amendment thereto shall be brought and determined exclusively in the state courts of the State of California in accordance with the Insurance Laws of the State of California. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 11.3 or in such other manner as may be permitted by Applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 11.11(b); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process 83 43126503 v1 commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the Applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. 11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 11.13 Publicity. PRA and NORCAL shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements and communications (including any communications that would require a filing under Rule 425, Rule 165 and Rule 166 under the 1933 Act or Rule 14a-2, Rule 14a-12 or Rule 14e-2 under the Exchange Act) with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of the NYSE, consult with each other for a reasonable time before issuing any press release or otherwise making any public statement or communication (including any communications that would require a filing with the SEC), and mutually agree upon any such press release or any such public statement or communication, with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the proxy statement, unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of the NYSE, neither PRA nor NORCAL shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party’s business, financial conditions or results of operations without the consent of the other party. 11.14 Specific Performance. Subject to Section 10.5, each party hereto hereby agrees that, in the event of breach of this Agreement, damages would be difficult, if not impossible, to ascertain, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such breach. It is accordingly agreed that, in addition to and without limiting any other remedy or right it may have, each party shall be entitled to seek an injunction or other equitable relief in any court of competent jurisdiction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions of this Agreement. [SIGNATURES ON FOLLOWING PAGE] 84 43126503 v1

IN WITNESS WHEREOF, PRA and NORCAL have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. PROASSURANCE CORPORATION, a Delaware corporation By: /s/ Edward L. Rand, Jr. Name: Edward L. Rand, Jr. Title: President and Chief Executive Officer PRA PROFESSIONAL LIABILITY GROUP, INC., a Delaware corporation By: /s/ Edward L. Rand, Jr. Name: Edward L. Rand, Jr. Title: Chairman NORCAL MUTUAL INSURANCE COMPANY, a California mutual insurance company By: /s/ Theodore Scott Diener Name: Theodore Scott Diener Title: President and Chief Executive Officer [Signature Page to Agreement and Plan of Acquisition] 43126503 v1

Exhibits Exhibit A – Knowledge of NORCAL Exhibit B – Knowledge of PRA Exhibit C – Officers and Directors of NORCAL INC. NORCAL Disclosure Schedules Section 5.1 – Corporate Organization Section 5.2 – Subsidiaries Section 5.4 – Capitalization Section 5.5 – Authority; No Violation; Consents and Approvals Section 5.6 – Insurance Reports Section 5.7 – Financial Statements; Financial Reporting Section 5.8 – Broker’s Fees Section 5.9 – Absence of Certain Changes or Events Section 5.10 – Legal Proceedings and Judgments Section 5.11 – Insurance Section 5.12 – Taxes and Tax Returns Section 5.13 – Employee Plans; Labor Matters Section 5.14 – Employees Section 5.15 – Compliance with Applicable Law Section 5.16 – Certain Contracts Section 5.17 – Investments and Interest Rate Risk Management Instruments Section 5.18 – Intellectual Property/Social Media Section 5.19 – Real Property; Environmental Liability Section 5.20 – Personal Property Section 5.21 – Insurance Matters Section 5.23 – Privacy and Data Security Section 7.2 – NORCAL Forbearances Section 8.10(e) – NORCAL/PRA Severance Guidelines PRA Disclosure Schedules Section 6.3 – SEC Reports; Financial Statements Section 6.4 – Broker’s Fees Section 6.6 – Compliance with Applicable Law Section 7.3 – PRA Forbearances 43126503 v1